Exhibit 3.1

LTC PROPERTIES, INC.

ARTICLES OF RESTATEMENT

LTC PROPERTIES, INC., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland (the “Department”) that:

ARTICLE I:          The Corporation desires to and does hereby restate in its entirety the charter of the Corporation (the “Charter”) as currently in effect pursuant to Section 2-608 of the MARYLAND GENERAL CORPORATION LAW (the “MGCL”).

ARTICLE II:         The following provisions, together with the provisions of the Articles Supplementary relating to the 8.5% Series C Cumulative Convertible Preferred Stock of the Corporation attached hereto as Appendix I, the Articles Supplementary relating to the 8.5% Series E Cumulative Convertible Preferred Stock of the Corporation attached hereto as Appendix II and the Articles Supplementary relating to the 8% Series F Cumulative Preferred Stock of the Corporation attached hereto as Appendix III and Appendix IV, all of which are incorporated herein by reference, are all the provisions of the Charter currently in effect, as restated herein:

FIRST:                   INCORPORATION.

The Corporation was incorporated under the general laws of the State of Maryland on May 12, 1992.

SECOND:             NAME.

The name of the Corporation is:

LTC PROPERTIES, INC.

THIRD:                 PURPOSE.

The purpose for which the Corporation is formed and the business or objects to be carried on and promoted by it within the State of Maryland or elsewhere, is to engage in any lawful act or activity for which corporations may be formed under the Maryland General Corporation Law.

Without limiting the generality of such purpose, business and objects, at such time or times as the Board of Directors of the Corporation determines that it is in the interests of the Corporation and its Stockholders that the Corporation engage in the business of, and conduct its business and affairs so as to qualify as, a real estate investment trust (as that phrase is defined in the Internal Revenue Code of 1986 (“Code”) as the same may be amended), then the purpose of the Corporation shall be to engage in the business of such a real estate investment trust (“REIT”); but this reference to such purpose shall not make unlawful or unauthorized any otherwise lawful act or activity that the Corporation may take that is inconsistent with such purpose.

FOURTH:            PRINCIPAL OFFICE ADDRESS.

The Address of the principal office of the Corporation in the State of Maryland is c/o CSC-Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 1660, Baltimore, Maryland 21202.

FIFTH:                  RESIDENT AGENT.

The Resident Agent of the Corporation is CSC-Lawyers Incorporating Service Company, whose address is 7 St. Paul Street, Suite 1660, Baltimore, Maryland 21202.  Said Resident Agent is a Maryland corporation.

SIXTH:                  BOARD OF DIRECTORS.

6.1            The Corporation shall have a Board of Directors consisting of six (6) Directors, which number may be increased or decreased in accordance with the Bylaws of the Corporation from time to time, but shall not be less than the number required by Section 2-402 of the Maryland General Corporation Law, as may be amended from time to time.

6.2            The names of the Directors currently in office are: Andre C. Dimitriadis, Wendy L. Simpson, Edmund C. King, Dr. Timothy J. Triche, Boyd W. Hendrickson and Devra G. Shapiro.

SEVENTH:          AUTHORIZED CAPITAL STOCK.

7.1           The total number of shares of stock of all classes which the Corporation has authority to issue is Sixty Million (60,000,000) shares, each share having a par value of $.01, of which Forty-Five Million (45,000,000) shares shall be Common Stock (or shares of one or more classes of “Excess Common Shares” as provided in Section 9.3 hereof), and Fifteen Million (15,000,000) shares shall be Preferred Stock (or shares of one or more classes of “Excess Preferred Shares” as provided in Section 9.3).  The Board of Directors may issue the preferred stock in one or more series consisting of such numbers of shares and having such preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of stock as the Board of Directors may from time to time determine when designating such series.

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7.2             The Board of Directors may classify or reclassify any unissued stock from time to time by setting or changing the preferences, conversion and other rights, voting powers, restrictions and limitations as to dividends, qualifications, and terms and conditions of redemption of stock.

7.3             The Board of Directors may authorize the issuance from time to time of shares of stock of any class, whether now or hereafter authorized, or securities or rights convertible into shares of stock, for such consideration as the Board of Directors may deem advisable (or without consideration in the case of a share split or dividend), subject to such restrictions or limitations, if any, as may be set forth in the Bylaws of the Corporation.

EIGHTH:               LIMITATION ON PREEMPTIVE RIGHTS.

No Stockholder of the Corporation shall have any preferential or preemptive right to acquire additional shares of Stock of the Corporation of the same or any other class of Stock except to the extent that, and on such terms as, the Board of Directors from time to time may determine.

NINTH:                  LIMITATIONS ON OWNERSHIP.

Section 9.1             Stockholder Information.  Each Stockholder shall upon demand of the Corporation disclose to the Corporation in writing such information with respect to direct and indirect ownership of shares owned (or deemed to be owned, after applying rules referred to in Subsection 9.3.1 and any other rules applicable to REITs under the REIT Provisions of the Code) as the Board of Directors in its discretion deems reasonably necessary or appropriate in order that the Corporation may fully comply with all provisions of the Code applicable to REITs, and all regulations, rulings and cases promulgated or decided thereunder (“REIT Provisions of the Code”) or to comply with the requirements of any taxing authority or governmental agency.

Section 9.2             Transferee Information.  Whenever the Board of Directors deems it reasonably necessary to protect the tax status of the Corporation as a REIT, the Board of Directors may require a statement or affidavit from each Stockholder or proposed transferee of Stock setting forth the number of shares of Stock of each class already owned (actually or beneficially) by such proposed transferee and any related person specified in the form reasonably prescribed by the Board of Directors for that purpose.  If, in the opinion of the Board of Directors, any proposed transfer may jeopardize the qualification of the Corporation as a REIT, the Board of Directors may refuse to permit the transfer of such Stock to the proposed transferee.  All contracts for the sale or other transfer of Stock shall be subject to this provision.

Section 9.3             Limit on Ownership; Excess Shares.

9.3.1        Except as otherwise provided by Subsection 9.3.6, no person shall at any time directly or indirectly acquire or hold beneficial ownership in the aggregate of more than the percentage limit (“Limit”) set forth in Subsection 9.3.2 of the outstanding Stock of any class of the Corporation.  Such shares of Stock held by a Stockholder over the Limit, including any

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shares of Stock that would exceed the Limit if Stock was redeemed in accordance with Section 9.3.5 (but excluding any shares exempted by the Board of Directors in accordance with Section 9.3.6), are herein referred to as “Excess Common Shares” if originally shares of Common Stock and as “Excess Preferred Shares” if originally shares of Preferred Stock and collectively as “Excess Shares”.  For purposes of this Section 9.3 a person shall be deemed to be the beneficial owner of the Stock that such person (i) actually owns, (ii) constructively owns after applying the rules of Section 544 of the Code as modified in the case of a REIT by Sections 856(a)(6) and Section 856(h) of the Code, and (iii) has the right to acquire upon exercise of outstanding rights, options and warrants, and upon conversion of any securities convertible into Stock, if any, if such inclusion will cause such person to own more than the Limit.

9.3.2        For purposes of this Section 9.3:

9.3.2.1     The Limit shall be the number of shares of Common Stock that equals 9.8% of the number of then outstanding shares of Common Stock.

9.3.2.2     The Limit of shares of any class or series of Stock other than Common Stock (and other than Excess Shares) shall be the number of shares of such class that equals 9.8% of the number of then outstanding shares of such class or series.

9.3.3        Upon shares of any class or series of Stock becoming Excess Shares as defined in this Section 9.3, such shares shall be deemed automatically to have been converted into a class separate and distinct from the class or Series From which converted and from any other class of Excess Shares, each such class being designated “Excess Shares of (Name of Stockholder)”.  The voting, distribution, redemption and other characteristics of such class of Excess Shares are as set forth in this Article IX.  Upon any shares that have become Excess Shares ceasing to be Excess Shares as defined in this Section 9.3, such shares if then still outstanding shall be deemed automatically to have been reconverted back into shares of the class or series of Stock from which they were originally converted.

9.3.4        No Stockholder may vote any Excess Shares held by such Stockholder, and Excess Shares shall not be considered outstanding for the purpose of determining a quorum at any meeting of Stockholders.  The Corporation, at the direction of the Board of Directors, in its sole discretion, may choose to accumulate all distributions and dividends payable upon the Excess Shares of any particular Stockholder in a non-interest bearing escrow account the proceeds of which shall be payable to the holder of the Excess Shares only at such time as such Stock ceases to be Excess Shares.

9.3.5        The Corporation, upon authorization by the Board of Directors, by notice to the holder thereof, may redeem any or all Shares that are Excess Shares (including Shares that remain or become Excess Shares because of the decrease in outstanding shares resulting from such redemption); and from and after the date of giving such notice of redemption (“redemption date”) the shares called for redemption shall cease to be outstanding and the holder thereof shall cease to be entitled to dividends, voting rights and other benefits with respect to such Shares excepting only the right to payment by the Corporation of the redemption price determined and payable as set forth in the following two sentences.  Subject to the limitation on payment set forth in the following sentence, the redemption price of each Excess Share called for redemption

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shall be the average daily per share closing sales price of a share of Stock of the class of the Corporation from which such Excess Share was converted if shares of such class are listed on a national securities exchange or on the National Association of Securities Dealers Automated Quotation National Market System, and if such shares are not so listed shall be the mean between the average per share closing bid prices and the average per share closing asked prices, in each case during the 30 day period ending on the business day prior to the redemption date, or if there have been no sales on a national securities exchange or on the National Association of Securities Dealers Automated Quotation National Market System and no published bid and asked quotations with respect to shares of such class during such 30 day period, the redemption price shall be the price determined by the Board of Directors in good faith.  Unless the Board of Directors determines that it is in the interest of the Corporation to make earlier payment of all of the amount determined as the redemption price per share in accordance with the preceding sentence, the redemption price shall be payable only upon the liquidation of the Corporation and shall not exceed an amount which is the sum of the per share distributions designated as liquidating distributions and return of capital distributions declared subsequent to the redemption date with respect to unredeemed shares of record of the class of the Corporation from which such Excess Share was converted, and no interest shall accrue with respect to the period subsequent to the redemption date to the date of such payment; provided, however, that in the event that within 30 days after the redemption date the person from whom the Excess Shares have been redeemed sells (and notifies the Corporation of such sale) a number of the remaining shares owned by him of the class of Stock from which his Excess Shares were converted at least equal to the number of such Excess Shares (and such sale is to a Person in whose hands the shares sold would not be Excess Shares), then the Corporation shall rescind the redemption of the Excess Shares if following such rescission such Person would not be the holder of Excess Shares, except that if the Corporation receives an opinion of its counsel that such rescission would jeopardize the tax status of the Corporation as a REIT or would be unlawful in any regard, then the Corporation shall in lieu of rescission make immediate payment of the redemption price.

9.3.6        Shares described in this Section 9.3.6 shall not be deemed to be Excess Shares at the times and subject to the terms and conditions set forth in this Section 9.3.6.

9.3.6.1     Subject to the provisions of Subsection 9.3.7, Shares acquired and held by an underwriter in a public offering of shares, or in a transaction involving the issuance of shares by the Corporation in which the Board of Directors determines that the underwriter or other person or party initially acquiring such shares will make a timely distribution of such shares to or among other holders such that, following such distribution, none of such shares will be Excess Shares.

9.3.6.2     Subject to the provisions of Subsection 9.3.7, Shares which the Board of Directors in its sole discretion may exempt from the Limit while owned by a person who has provided the Corporation with evidence and assurances acceptable to the Board that the qualification of the Corporation as a REIT would not be jeopardized thereby.

9.3.6.3     Shares acquired pursuant to an all cash tender offer made for all outstanding Shares of the Corporation (including securities convertible into Shares) in conformity with applicable federal and state securities laws where two-thirds of the outstanding Shares (not including Shares or securities convertible into Shares held by the

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tender offerer and/or any “affiliates” or “associates” thereof within the meaning of the Securities Exchange Act) are duly tendered and accepted pursuant to the cash tender offer, provided that the person acquiring such shares pursuant to such tender offer has obligated itself as soon as practicable after the acquisition of such shares (through a second-step merger or otherwise) to permit each Stockholder of the Corporation who did not accept such tender offer to sell all shares held by such Stockholder to such person (or an affiliate of such person) at a cash price per share not less than that paid pursuant to the tender offer.

9.3.7        The Board of Directors, in its sole discretion, may at any time revoke any exception in the case of any Stockholder pursuant to Subsection 9.3.6.1 or 9.3.6.2, and upon such revocation, the provisions of Subsections 9.3.4 and 9.3.5 shall immediately become applicable to such Stockholder and all shares of which such Stockholder may be the beneficial owner.  The decision to exempt or refuse to exempt from the Limit ownerships of certain designated shares of Stock, or to revoke an exemption previously granted, shall be made by the Board of Directors at its sole discretion, based on any reason whatsoever, including but not limited to, the preservation of the Corporation’s qualification as a REIT.

9.3.8        Notwithstanding any other provision of these Articles of Restatement to the contrary, any purported acquisition of Stock of the Corporation that would result in the disqualification of the Corporation as a REIT shall be null and void.

9.3.9        In applying the provisions of this Section 9.3, the Board of Directors may take into account the lack of certainty in the REIT Provisions of the Code relating to the ownership of stock that may prevent a corporation from qualifying as a REIT and may make interpretations concerning the Limit and Excess Shares and attributed ownership and related matters on as conservative basis as the Board of Directors deems advisable to minimize or eliminate uncertainty as to the Corporation’s qualification or continued qualification as a REIT.

9.3.10      Nothing contained in this Section 9.3 or in any other provision of these Articles of Restatement shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of the Stockholders by preservation of the Corporation’s qualification as a REIT under the REIT Provisions.

9.3.11      If any provision of this Section 9.3 or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issue, the validity of the remaining provisions of this Section 9.3 shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.  To the extent this Section 9.3 may be inconsistent with any other provision of these Articles of Restatement Section 9.3 shall be controlling.

9.3.12      NYSE.  Nothing in Section 9.3.8 or 9.3.10 or elsewhere in this Section 9.3 shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange (the “NYSE”).  However, the shares of stock that are the subject of such transactions, and the transferee of such shares of stock shall continue to be subject to Section 9.3 of the Articles of Incorporation after such settlement.

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TENTH:                 RIGHTS AND POWERS OF THE CORPORATION AND THE BOARD OF DIRECTORS.

In carrying on its business, or for the purpose of attaining or furthering any of its objects, the Corporation shall have all of the rights, powers and privileges granted to corporations by the laws of the State of Maryland, as well as the power to do any and all acts and things that a natural person or partnership could do as now or hereafter authorized by law, either alone or in partnership or conjunction with others.  In furtherance and not in limitation of the powers conferred by statute, the powers of the Corporation and of the Directors and Stockholders shall include the following:

10.1         Any Director individually, or any firm of which any Director may be a member, or any corporation or association of which any Director may be an officer or director or in which any Director may be interested as the holder of any amount of its capital stock or otherwise, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation, and, in the absence of fraud, no contract or other transaction shall be thereby affected or invalidated; provided, however, that either (i) such fact shall be disclosed or shall have been known to whomsoever among the Board of Directors (or Stockholders of the Corporation entitled to vote) approved such contract or transaction by majority vote, or (ii) the contract or transaction is fair and reasonable to the Corporation.  Any Director of the Corporation who is also a director or officer of or interested in such other corporation or association, or who, or the firm of which he is a member, is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize any such contract or transaction, with like force and effect as if he were not such a director or officer of such other corporation or association or were not so interested or were not a member of a firm so interested.

10.2         The Corporation reserves the right, from time to time, to make any amendment to its Charter, now or hereafter authorized by law, including any amendment which alters the contract rights, as expressly set forth in its Charter, of any outstanding Stock.

10.3         Except as otherwise provided in the Charter or Bylaws of the Corporation, as from time to time amended, the business of the Corporation shall be managed by its Board of Directors.  The Board of Directors shall have and may exercise all the rights, powers and privileges of the Corporation except only for those that are by law, the Charter and Bylaws of the Corporation, conferred upon or reserved to the Stockholders.  Additionally, the Board of Directors of the Corporation is hereby specifically authorized and empowered from time to time in its discretion:

10.3.1      To borrow and raise money, without limit and upon any terms, for any corporate purposes; and, subject to applicable law, to authorize the creation, issuance, assumption, or guaranty of bonds, debentures, notes, or other evidences of indebtedness for money so borrowed, to include therein such provisions as to redeemability, convertibility, or otherwise, as the Board of Directors, in its sole discretion, determines, and to secure the payment of principal, interest, or sinking fund in respect thereof by mortgage upon, or the pledge of, or the conveyance or assignment in trust of, all or any part of the properties, assets, and goodwill of the Corporation then owned or thereafter acquired;

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10.3.2      To make, alter, amend, change, add to or repeal the Bylaws of the Corporation, except as otherwise may be provided herein; and

10.3.3      To the extent permitted by law, to declare and pay dividends or other distributions to the Stockholders from time to time out of the earnings, earned surplus, paid-in surplus or capital of the Corporation, notwithstanding that such declaration may result in the reduction of the capital of the Corporation.  In connection with any dividends or other distributions upon the Stock, the Corporation need not reserve any amount from such dividend or other distributions to satisfy any preferential rights of any Stockholder.

ELEVENTH:        LIMITATION OF DIRECTOR AND OFFICER LIABILITY.

To the full extent permitted under the Maryland General Corporation Law as in effect on the date hereof, or as hereafter from time to time amended, no Director or officer shall be liable to the Corporation or to its Stockholders for money damages for any breach of any duty owed by such Director or officer to the Corporation or any of its Stockholders.  Neither the amendment or repeal of this Article, nor the adoption of any provision in the Corporation’s Charter inconsistent with this Article, shall eliminate or reduce the protection afforded by this Article to a Director or officer or former Director or officer of the Corporation with respect to any matter which occurred, or any cause of action, suit or claim which accrued or arose, prior to such amendment, repeal or adoption.

TWELFTH:         INDEMNIFICATION.

To the full extent permitted by Section 2-418 of the Maryland General Corporation Law as in effect on the date hereof, or as hereafter from time to time amended, the Corporation shall indemnify present and former Directors of the Corporation and shall have the power to indemnify, by express provision in its Bylaws, by Agreement, or by majority vote of either its Stockholders or disinterested Directors, any one or more of the following classes of individuals: (1) present or former officers of the Corporation, (2) present or former agents and/or employees of the Corporation, (3) present or former administrators, trustees or other fiduciaries under any pension, profit sharing, deferred compensation, or other employee benefit plan maintained by the Corporation, and (4) persons serving or who have served at the request of the Corporation in any of these capacities for any other corporation, partnership, joint venture, trust or other enterprises.  However, the Corporation shall not have the power to indemnify any person to the extent such indemnification would be contrary to Section 2-418 of the Maryland General Corporation Law or any applicable statute, rule or regulation of similar import.

ARTICLE III:        These Articles of Restatement do not amend the Charter.

ARTICLE IV:        Under Section 2-608(c) of the MGCL, upon any restatement of the Charter, the Corporation may omit from such restatement all provisions thereof that relate solely to a class of stock if, at the time, there are no shares of the class outstanding and the Corporation has no authority to issue any shares of such class.  There are no

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shares of the Corporation’s 9.5% Series A Cumulative Preferred Stock (the “Series A Preferred Stock”), 9% Series B Cumulative Preferred Stock (the “Series B Preferred Stock”) or Series D Junior Participating Preferred Stock (the “Series D Preferred Stock”) outstanding and the Corporation has no authority to issue any shares of Series A Preferred Stock, Series B Preferred Stock or Series D Preferred Stock.  All Charter provisions that relate solely to the Corporation’s Series A Preferred Stock, Series B Preferred Stock and Series D Preferred Stock have been omitted from the foregoing restatement of the Charter.

ARTICLE V:                 The foregoing restatement of the Charter has been approved by a majority of the entire Board of Directors.

ARTICLE VI:               The current address of the principal office of the Corporation is as set forth in Article FOURTH of the foregoing restatement of the Charter.

ARTICLE VII:              The name and address of the Corporation’s current resident agent is as set forth in Article FIFTH of the foregoing restatement of the Charter.

ARTICLE VIII:             There are currently Six (6) directors of the Corporation, and the names of those directors currently in office are as follows: Andre C. Dimitriadis, Wendy L. Simpson, Edmund C. King, Dr. Timothy J. Triche, Boyd W. Hendrickson and Devra G. Shapiro.

ARTICLE IX:                The undersigned Chief Executive Officer and President acknowledges these Articles of Restatement to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Chief Executive Officer and President acknowledges that to the best of her knowledge, information, and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Corporation has caused these Articles of Restatement to be signed in its name and on its behalf by its Chief Executive Officer and President and attested to by its Secretary as of the 3rd day of August, 2009.

ATTEST:	LTC PROPERTIES, INC.

/s/ Pamela Shelley-Kessler	By:	/s/ Wendy L. Simpson	(SEAL)
Pamela Shelley-Kessler,		Wendy L. Simpson,
Secretary		Chief Executive Officer and President

APPENDIX I

LTC PROPERTIES, INC.

ARTICLES SUPPLEMENTARY CLASSIFYING
2,000,000 SHARES OF
8.5% SERIES C CUMULATIVE CONVERTIBLE PREFERRED STOCK
(the “Articles Supplementary”)

LTC Properties, Inc., a Maryland corporation (the “Company”), certifies to the Maryland State Department of Assessments and Taxation (the “Department”) that:

FIRST:  Pursuant to the authority expressly vested in the Board of Directors of the Company by Article SEVENTH of the Company’s Articles of Amendment and Restatement filed with the Department on August 3, 1992 (the “Charter”) and Section 2-105 of the Maryland General Corporation Law (“MGCL”), the Board of Directors has, at a meeting duly called and noticed at which a quorum of directors was present and acting throughout, adopted resolutions classifying and designating a separate series of authorized but unissued Preferred Stock of the Company, par value $.01 per share (the “Preferred Stock”), to consist of not more than 2,000,000 shares of Preferred Stock, setting certain of the preferences, conversion and other rights, voting powers, restrictions, qualifications and terms and conditions of redemption of such separate series of Preferred Stock, providing for the issuance of a maximum of 2,000,000 shares of such series of Preferred Stock and, pursuant to the powers contained in the Bylaws of the Company and the MGCL, delegating to a Committee (the “Committee”) of the Board of Directors comprised of Andre C. Dimitriadis and James J. Pieczynski, to the fullest extent permitted by Maryland law and the Charter and Bylaws of the Company, all powers of the Board of Directors with respect to designating and setting of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of such series of Preferred Stock and determining the number or shares of such series of Preferred Stock (not in excess of the aforesaid maximum number) to be issued and the price and other terms and conditions upon which shares of such series of Preferred Stock are to be offered, sold and issued.

SECOND:  Pursuant to the authority conferred upon the Committee as aforesaid, the Committee has, by unanimous written consent, duly adopted resolutions designating the aforesaid series of Preferred Stock as “8.5% Series C Cumulative Convertible Preferred Stock,” establishing the number of shares of the aforesaid series as 2,000,000, setting the preferences, conversion and other rights, voting powers, restrictions and limitations as to dividends, qualifications and terms and conditions of redemption of such 8.5% Series C Cumulative Convertible Preferred Stock (to the extent not set by the Board of Directors in the resolutions referred to in Article FIRST of these Articles Supplementary) and authorizing the issuance of 2,000,000 shares of 8.5% Series C Cumulative Convertible Preferred Stock.

THIRD:  The series of Preferred Stock of the Company created by the resolutions duly adopted by the Board of Directors of the Company and by the Committee and referred to in Articles FIRST and SECOND of these Articles Supplementary shall have the following designation, number of shares, preferences, conversion and other rights, voting powers, restrictions and limitations as to dividends, qualifications, terms and conditions of redemption and other terms and conditions.

1.                                       Designation and Number.  A series of Preferred Stock, designated the “8.5% Series C Cumulative Convertible Preferred Stock” (the “Series C Preferred Stock”), is hereby established.  The number of shares of the Series C Preferred Stock shall be 2,000,000.

2.                                       Maturity.  The Series C Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption.

3.                                       Rank.  The Series C Preferred Stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company, rank (i) senior to all classes or series of Common Stock of the Company, and to all equity securities ranking junior to the Series C Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company; (ii) on a parity with the 9.5% Series A Cumulative Preferred Stock, the 9% Series B Cumulative Preferred Stock and with all equity securities issued by the Company the terms of which specifically provide that such equity securities rank on a parity with the Series C Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company; and (iii) junior to all existing and future indebtedness of the Company.  The term “equity securities” does not include convertible debt securities, which will rank senior to the Series C Preferred Stock prior to conversion.

4.                                       Dividends.

(a)                                  Holders of shares of the Series C Preferred Stock are entitled to receive, when and as declared by the Board of Directors (or a duly authorized committee thereof), out of funds legally available for the payment of dividends, preferential cumulative cash dividends at the rate of 8.5% per annum of the Liquidation Preference (as defined below) per share (equivalent to a fixed annual amount of $1.63625 per share).  Dividends on the Series C Preferred Stock shall be cumulative from the date of original issue and shall be payable quarterly in arrears on each of March 31, June 30, September 30 and December 31 or, if not a business day, the immediately preceding business day (each, a “Dividend Payment Date”).  The first dividend, which will be paid on September 30, 1998, will be for less than a full quarter.  Such dividend and any dividend payable on the Series C Preferred Stock for any partial dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months.  Dividends will be payable to holders of record as they appear in the stock records of the Company at the close of business on the applicable record date, which shall be the fifteenth day of the calendar month in which the applicable Dividend Payment Date falls or on such other date designated by the Board of Directors of the Company for the payment of dividends that is not more than 30 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”).

(b)                                 No dividends on shares of Series C Preferred Stock shall be declared by the Board of Directors or paid or set apart for payment by the Company at such time as the terms and provisions of any agreement of the Company, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

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(c)                                  Notwithstanding the foregoing, dividends on the Series C Preferred Stock will accrue whether or not the Company has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared.  Accrued but unpaid dividends on the Series C Preferred Stock will bear interest from the applicable Dividend Payment Date at the prime rate of interest established from time to time in the Wall Street Journal.  Except as set forth in the next sentence, no dividends will be declared or paid or set apart for payment on any capital stock of the Company or any other series of Preferred Stock ranking, as to dividends, on a parity with or junior to the Series C Preferred Stock (other than a dividend in shares of the Company’s Common Stock or in shares of any other class of stock ranking junior to the Series C Preferred Stock as to dividends and upon liquidation) for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the Series C Preferred Stock for all dividend periods ending prior to or on the most recent past Dividend Payment Date.  When dividends are not paid in full for all such dividend periods (or a sum sufficient for such full payment is not so set apart) upon the Series C Preferred Stock and the shares of any other series of Preferred Stock ranking on a parity as to dividends with the Series C Preferred Stock, all dividends declared upon the Series C Preferred Stock and any other series of Preferred Stock ranking on a parity as to dividends with the Series C Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series C Preferred Stock and such other series of Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share (plus interest if any thereon) on the Series C Preferred Stock and such other series of Preferred Stock (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such Preferred Stock does not have a cumulative dividend) bear to each other.

(d)                                 Except as provided in the immediately preceding paragraph, unless full cumulative dividends on the Series C Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all dividend periods ending prior to or on the most recent past Dividend Payment Date, no dividends (other than in shares of Common Stock or other shares of capital stock ranking junior to the Series C Preferred Stock as to dividends and upon liquidation) shall be declared or paid or set aside for payment nor shall any other distribution be declared or made upon the Common Stock, or any other capital stock of the Company ranking junior to or on a parity with the Series C Preferred Stock as to dividends or upon liquidation, nor shall any shares of Common Stock, or any other shares of capital stock of the Company ranking junior to or on a parity with the Series C Preferred Stock as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Company (except by conversion into or exchange for other capital stock of the Company ranking junior to the Series C Preferred Stock as to dividends and upon liquidation or redemptions for the purpose of preserving the Company’s qualification as a REIT).  Holders of shares of the Series C Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends on the Series C Preferred Stock as provided above.  Any dividend payment made on shares of the Series C Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable.

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5.                                       Liquidation Preference.  Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of shares of Series C Preferred Stock are entitled to be paid out of the assets of the Company legally available for distribution to its stockholders a liquidation preference of $19.25 per share (the “Liquidation Preference”), plus an amount equal to any accrued and unpaid dividends to the date of payment, with interest, before any distribution of assets is made to holders of Common Stock or any other class or series of capital stock of the Company that ranks junior to the Series C Preferred Stock as to liquidation rights.  The Company will promptly provide to the holders of Series C Preferred Stock written notice of any event triggering the right to receive such Liquidation Preference.  After payment of the full amount of the Liquidation Preference, plus any accrued and unpaid dividends and the interest thereon to which they are entitled, the holders of Series C Preferred Stock will have no right or claim to any of the remaining assets of the Company.  The consolidation or merger of the Company with or into any other corporation, trust or entity or of any other corporation with or into the Company, or the sale, lease or conveyance of all or substantially all of the property or business of the Company, shall not be deemed to constitute a liquidation, dissolution or winding up of the Company.

In determining whether a distribution (other than upon voluntary or involuntary liquidation) by dividend, redemption or other acquisition of shares of stock of the Company or otherwise is permitted under the MGCL, no effect shall be given to amounts that would be needed if the Company would be dissolved at the time of the distribution, to satisfy the preferential rights upon distribution of holders of shares of stock of the Company whose preferential rights upon distribution are superior to those receiving the distribution.

6.                                       Redemption.

Except as provided in Section 9 hereof or Article NINTH of the Company’s Charter, the Series C Preferred Stock will not be redeemable.

7.                                       Voting Rights.

(a)                                  Holders of the Series C Preferred Stock will not have any voting rights, except as set forth below.  Without limiting the generality of the foregoing sentence, holders of Series C Preferred Stock will have no voting rights with respect to any additional directors which the holders of any other class or series of Preferred Stock may have the right to elect upon any defaults in the payment of dividends on such class or series of Preferred Stock notwithstanding that such class or series of Preferred Stock may rank on a parity with the Series C Preferred Stock as to dividends or upon liquidation.

(b)                                 Whenever any dividend payment on any shares of Series C Preferred Stock shall be in arrears for more than 10 business days after its applicable Dividend Payment Date (a “Preferred Dividend Default”), the number of directors then constituting the Board of Directors shall be increased by two.  Such increase shall be separate and apart and in addition to any increase in the number of directors which may be occasioned by defaults in the payments of

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dividends on any other class or series of Preferred Stock.  The holders of such shares of Series C Preferred Stock will be entitled to vote separately as a class, in order to fill the vacancies thereby created, for the election of a total of two additional directors of the Company (the “Series C Preferred Stock Directors”) at a special meeting called by the holders of record of at least 20% of the Series C Preferred Stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders) or at the next annual meeting of stockholders, and at each subsequent annual meeting until all dividends accumulated on such shares of Series C Preferred Stock for the past dividend periods and the dividend for the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment.  In the event the directors of the Company are divided into classes, each such vacancy shall be apportioned among the classes of directors to prevent stacking in any one class and to ensure that the number of directors in each of the classes of directors are as equal as possible.  Each Series C Preferred Stock Director, as a qualification for election as such (and regardless of how elected), shall submit to the Board of Directors of the Company a duly executed, valid, binding and enforceable letter of resignation from the Board of Directors, to be effective upon the date upon which all dividends accumulated on such shares of Series C Preferred Stock for the past dividend periods and the dividend for the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment, whereupon the terms of office of all persons elected as Series C Preferred Stock Directors by the holders of the Series C Preferred Stock shall, upon the effectiveness of their respective letters of resignation, forthwith terminate, and the number of directors then constituting the Board of Directors shall be reduced accordingly.  A quorum for any such meeting to elect the Series C Preferred Stock Directors shall exist if at least a majority of the outstanding shares of Series C Preferred Stock are represented in person or by proxy at such meeting.  Such Series C Preferred Stock Directors shall be elected upon the affirmative vote of a plurality of the shares of Series C Preferred Stock present and voting in person or by proxy at a duly called and held meeting at which a quorum is present.  If and when all accumulated dividends and the dividend for the then current dividend period on the Series C Preferred Stock shall have been paid in full or declared and set aside for payment in full, the holders thereof shall be divested of the foregoing voting rights (subject to revesting in the event of each and every Preferred Dividend Default) and the term of office of each Series C Preferred Stock Director so elected shall terminate.  Any Series C Preferred Stock Director may be removed at any time with or without cause by, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of the Series C Preferred Stock when they have the voting rights described above (voting separately as a class).  So long as a Preferred Dividend Default shall continue, any vacancy in the office of a Series C Preferred Stock Director may be filled by written consent of the Series C Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series C Preferred Stock when they have the voting rights described above (voting separately as a class).  The Series C Preferred Stock Directors shall each be entitled to one vote per director on any matter.

(c)                                  In addition to the rights granted in Section 7(b), in the case of a Preferred Dividend Default, the holders of Series C Preferred Stock shall be granted voting rights equivalent to those rights of holders of the Common Stock; except that the holders of Series C Preferred Stock will not have the right to vote generally in the election of directors but with respect to the election of directors will only have the voting rights set forth in Section 7(b) to

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elect Series C Preferred Stock Directors.  In such case, the voting rights of the holders of the Series C Preferred Stock would be determined on an as converted basis, determined pursuant to the conversion provisions contained in Section 8 hereof.  The rights granted by this Section 7(c) shall continue only during a Preferred Dividend Default, and all such rights shall immediately terminate at such time as a Preferred Dividend Default ceases to exist.

(d)                                 So long as any shares of Series C Preferred Stock remain outstanding, the Company will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of the Series C Preferred Stock outstanding at the time (voting separately as a class), given in person or by proxy, either in writing or at a meeting, amend, alter or repeal the provisions of the Charter or the Articles Supplementary, whether by merger, consolidation or otherwise (an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series C Preferred Stock or the holders thereof; provided, however, that with respect to the occurrence of any Event set forth above, so long as the Series C Preferred Stock (or any equivalent class or series of stock issued by the surviving corporation in any merger or consolidation to which the Company became a party) remains outstanding with the terms thereof materially unchanged, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of the Series C Preferred Stock and provided, further that (i) any increase in the amount of the authorized Preferred Stock (other than the Series C Preferred Stock) or the creation or issuance of any other series of Preferred Stock, or (ii) any increase in the amount of authorized shares of such series, in each case ranking on a parity with or junior to the Series C Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

(e)                                  Except as expressly stated in these Articles Supplementary, the Series C Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers and the consent of the holders thereof shall not be required for the taking of any corporate action, including but not limited to, any merger or consolidation involving the Company or a sale of all or substantially all of the assets of the Company, irrespective of the effect that such merger, consolidation or sale may have upon the rights, preferences or voting power of the holders of the Series C Preferred Stock.

8.                                       Conversion.  The holders of Series C Preferred Stock shall have optional conversion rights as follows:

(a)                                  Subject to and upon compliance with the provisions of this Section 8, the holder of any shares of Series C Preferred Stock shall have the right, at the holder’s option, at any time, to convert the shares into a number of fully paid and nonasessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) equal to the aggregate Liquidation Preference (as defined in Section 5 above) of all of the shares surrendered for conversion divided by the Conversion Price (as defined in Section 8(d) below) by surrendering the shares to be converted, in the manner provided in Section 8(b) below.

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(b)                                 (i)                                     In order to exercise the conversion privilege, the holder of each share of Series C Preferred Stock to be converted shall surrender the certificate representing such share to the conversion agent for the Series C Preferred Stock appointed for such purpose by the Company, with a written notice of conversion duly executed, at the principal office of the conversion agent.  Unless the shares issuable on conversion are to be issued in the same name as the name in which the share of Series C Preferred Stock is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Company, duly executed by the holder or his duly authorized attorney and by funds in an amount sufficient to pay any transfer or similar tax.

(ii)                                  The holders of shares of Series C Preferred Stock who convert and whose conversion is deemed effective before the close of business on a Dividend Record Date shall not be entitled to receive any portion of the dividend payable on those shares of Series C Preferred Stock on the corresponding Dividend Payment Date notwithstanding the conversion of the shares on the Dividend Record Date and prior to such Dividend Payment Date but will, however, be entitled to receive the entire corresponding dividend payable, if any, on the shares of Common Stock issuable upon conversion provided that any conversion of Series C Preferred Stock becomes effective prior to the close of business on the record date for such dividend payable on such shares of Common Stock.  The holders of shares of Series C Preferred Stock on a Dividend Record Date who (or whose transferees) convert any of those shares after the Dividend Record Date will receive the dividend payable by the Company on those shares of Series C Preferred Stock on the Dividend Payment Date.  Except as provided above, the Company shall make no payment or adjustment for accrued and unpaid dividends on shares of Series C Preferred Stock, whether or not in arrears on conversion of those shares or for dividends on the shares of Common Stock issued upon the conversion.

(iii)                               As promptly as practicable after the surrender by a holder of the certificates for shares of Series C Preferred Stock in accordance with this Section 8(b), the Company shall issue and shall deliver at the office of the conversion agent to the holder, or on his written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of those shares in accordance with the provisions of this Section 8, and any fractional interest in respect of a share of Common Stock arising upon the conversion shall be settled as provided in Section 8(c) below.

(iv)                              Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which all of the conditions specified in Section 8(b)(i) above shall have been satisfied, and, the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented by those certificates at such time on such date and such conversion shall be at the Conversion Price (as defined in Section 8(d) below) in effect at such time on such date, unless the stock transfer books of the Company shall be closed on the date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which all of the conditions specified in Section 8(b)(i) above shall have been satisfied.  All shares of Common Stock delivered upon conversion of the Series C Preferred Stock will upon delivery be duly and validly issued and fully paid and non-assessable, free of all liens and charges created by or through the Company or any of its subsidiaries and not subject to any preemptive rights.  Upon

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the surrender of certificates representing shares of Series C Preferred Stock to be converted, the shares shall no longer be deemed to be outstanding and all rights of a holder with respect to the shares surrendered for conversion shall immediately terminate except the right to receive the Common Stock or other securities, cash or other assets as herein provided.

(c)                                  No fractional shares or securities representing fractional shares of Common Stock shall be issued upon conversion of Series C Preferred Stock.  Any fractional interest in a share of Common Stock resulting from conversion of a share of Series C Preferred Stock shall be paid in cash (computed to the nearest cent) based on the Current Market Price (as defined in Section 8(d)(iv) below) of the Common Stock on the Trading Day (as defined in Section 8(d)(iv) below) next preceding the day of conversion.  If more than one share shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon the conversion shall be computed on the basis of the aggregate Liquidation Preference of the shares of Series C Preferred Stock so surrendered.

(d)                                 The “Conversion Price” per share of Common Stock shall be $19.25, subject to adjustment from time to time as follows:

(i)                                     In case the Company shall (A) pay a dividend or make a distribution on its Common Stock in shares of its Common Stock, (B) subdivide its outstanding Common Stock into a greater number of shares, or (C) combine its outstanding Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such event shall be adjusted so that the holder of any share of Series C Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock of the Company which he would have owned or have been entitled to receive after the happening of such event had the share been converted immediately prior to the happening of such event.  An adjustment made pursuant to this Section 8(d)(i) shall become effective immediately after the record date in the case of a dividend or distribution except as provided in Section 8(d)(viii) below, and shall become effective immediately after the effective date in the case of subdivision or combination.  If any dividend or distribution is not paid or made, the Conversion Price then in effect shall be appropriately readjusted.

(ii)                                  In case the Company shall issue rights or warrants to all or substantially all holders of its Common Stock entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase Common Stock at a price per share less than the Current Market Price (as defined in Section 8(d)(iv) below) of the Common Stock at the record date for the determination of stockholders entitled to receive the rights or warrants, the Conversion Price in effect immediately prior to the issuance of such rights or warrants shall be adjusted so that it shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of issuance of the rights or warrants by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of the rights or warrants plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at the Current Market Price at that record date, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of the rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase.  The adjustment provided for in this Section 8(d)(ii) shall be

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made successively whenever any such rights or warrants are issued, and shall become effective immediately, except as provided in Section 8(d)(vii) below after such record date.  In determining whether any rights or warrants entitle the holders of the Common Stock to subscribe for or purchase shares of Common Stock at less than the Current Market Price, and in determining the aggregate offering price of the shares of Common Stock so offered, there shall be taken into account any consideration received by the Company for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors (whose determination, if made in good faith, shall be conclusive).  If any or all of such rights or warrants are not so issued or expired or terminate without having been exercised, the Conversion Price then effect shall be appropriately readjusted.

(iii)                               In case the Company shall distribute to all or substantially all holders of its Common Stock, cash, any shares of capital stock of the Company (other than Common Stock) or evidences of indebtedness or assets (including securities, but excluding those dividends, rights, warrants and distributions covered by Sections 8(d)(i) and (ii) above and excluding Permitted Common Stock Cash Distributions (as defined below)) or rights or warrants to subscribe for or purchase any of its securities (excluding those referred to in Section 8(d)(ii) above) then, in each such case, the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of the distribution by a fraction of which the numerator shall be the Current Market Price of the Common Stock on the record date mentioned below less the then fair market value (as determined by the Board of Directors, whose determination, if made in good faith, shall be conclusive) of the proportion of the capital stock or assets or evidences of indebtedness so distributed, or of the rights or warrants so distributed, with respect to one share of Common Stock, and of which the denominator shall be the Current Market Price of the Common Stock on the record date; provided, however, that in connection with the Company’s spin-off of LTC Healthcare, Inc., each holder of Series C Preferred Stock on the record date of the spin-off of LTC Healthcare, Inc. shall receive as a special dividend 1/10 of a share of common stock, par value $.01 per share, of LTC Healthcare, Inc. for each share of the Company’s Common Stock into which such holder’s Series C Preferred Stock may be converted in lieu of adjustment of the Conversion Price for such distribution.  Notwithstanding the foregoing, in the event that said spin-off does not involve the issuance of 1/10 of a share of common stock of LTC Healthcare, Inc. for each share of the Company’s Common Stock, then the number of shares of common stock of LTC Healthcare, Inc. issued to the holders of the Series C Preferred Stock shall be adjusted accordingly such that each holder of one share of Series C Preferred Stock is treated equivalently to the holder of a share of the Company’s Common Stock.  Such adjustment shall become effective immediately, except as provided in Section 8(d)(vii) below, after the record date or the determination of stockholders entitled to receive such distribution.  If any such distribution is not made or if any or all of such rights or warrants expire or terminate without having been exercised, the Conversion Price then in effect shall be appropriately readjusted.  “Permitted Common Stock Cash Distributions” means cash dividends and distributions paid with respect to the Common Stock in the ordinary course of the Company’s business as determined by the Board of Directors in good faith and not in excess of the stockholders’ equity of the Company.

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(iv)                              For the purpose of any computation under Sections 8(d)(ii) and 8(d)(iii) above, the “Current Market Price” of the Common Stock at any date shall be the average of the last reported sale prices per share for the ten consecutive Trading Days (as defined below) preceding the date of such computation.  The last reported sale price for each day shall be (A) if the Common Stock is listed or admitted for trading on any national securities exchange, the last sale price, or the closing bid price if no sale occurred that day, of the Common Stock on the principal securities exchange on which the Common Stock is listed, or (B) the last reported sale price of the Common Stock on the Nasdaq Stock Market’s National Market (the “Nasdaq National Market”), or any similar system of automated dissemination of quotations of securities prices then in common use, if so quoted, or (C) if not listed or quoted as described in clauses (A) or (B), the mean between the high bid and low asked quotations for the Common Stock as reported by the National Quotation Bureau Incorporated if at least two securities dealers have inserted both bid and asked quotations for the Common Stock on at least five of the ten preceding days.  If the Common Stock is quoted on a national securities or central market system, in lieu of a market or quotation system described above, the last reported sale price shall be determined in the manner set forth in clause (C) of the preceding sentences if bid and asked quotations are reported but actual transactions are not, and in the manner set forth in clause (A) of the preceding sentence if actual transactions are reported.  If none of the conditions set forth above is met, the last reported sale price of the Common Stock on any day or the average of such last reported sale prices for any period shall be the fair market value of such class of stock as determined by a member firm of the New York Stock Exchange, Inc. selected by the Company.  As used herein the term “Trading Days” means (x) if the Common Stock is listed or admitted for trading on any national securities exchange, days on which such national securities exchange is open for business, (y) if the Common Stock is quoted on the Nasdaq National Market or any similar system of automated dissemination of quotations of securities prices, days on which trades may be made on such system, or (z) if not quoted as described in clauses (x) or (y), days on which quotations are reported by the National Quotation Bureau Incorporated.

(v)                                 No adjustment in the Conversion Price shall be required unless such adjustment would require a change of at least 1% in the Conversion Price; provided, however, that any adjustments which by reason of this Section 8(d)(v) are not required to be made shall be carried forward and take into account in any subsequent adjustment; and provided, further, that adjustment shall be required and made in accordance with the provisions of this Section 8 (other than this Section 8(d)(v)) not later than such time as may be required in order to preserve the tax free nature of a distribution to the holders of shares of Common Stock which would otherwise require an adjustment to be made pursuant this Section 8(d).  All calculations under this Section 8 shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be.  Anything in this Section 8(d) to the contrary notwithstanding, the Company shall be entitled to (but under no obligation to) make such reductions in the Conversion Price, in addition to those required by this Section 8(d), as it in its discretion shall determine to be advisable in order that any stock dividend, subdivision or combination of shares, distribution of capital stock or rights or warrants to purchase stock or securities, or distributions of evidences of indebtedness or assets (other than cash dividends or distributions paid from retained earnings) hereinafter made by the Company to its stockholders shall be a tax free distribution for federal income tax purposes.

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(vi)                              Whenever the Conversion Price is adjusted, as herein provided, the Company shall promptly file with the conversion agent an officers’ certificate setting forth the Conversion Price after the adjustment and setting forth a brief statement of the facts requiring the adjustment, which certificate shall be conclusive evidence of the correctness of the adjustment.  Promptly after delivery of the certificate, the Company shall prepare a notice of the adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which the adjustment becomes effective and shall mail the notice of such adjustment of the Conversion Price to the holder of each share of Series C Preferred Stock at his last address as shown on the stock books of the Company.

(vii)                           In any case in which this Section 8(d) provides that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of the event (i) issuing to the holder of any share of Series C Preferred Stock converted after the record date and before the occurrence of the event the additional shares of Common Stock issuable upon the conversion by reason of the adjustment required by the event over and above the Common Stock issuable upon such conversion before giving effect to the adjustment and (ii) paying to the holder any amount in cash in lieu of any fractional share pursuant to Section 8(c) above.

(e)                                  If:

(i)                                     the Company shall declare a dividend (or any other distribution) on the Common Stock (other than in the ordinary course of business (as determined by the Board of Directors in good faith) and in excess of the stockholders’ equity of the Company); or

(ii)                                  the Company shall authorize the granting to all of the holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of any class or any other rights or warrants; or

(iii)                               there shall be any reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value, or from par value to no par value, or from no par value to par value), or any consolidation, merger, or statutory share exchange to which the Company is a party and for which approval of any stockholders of the Company is required, or any sale or transfer of all or substantially all the assets of the Company or;

(iv)                              there shall be a voluntary or an involuntary dissolution, liquidation or winding up of the Company;

then, the Company shall cause to be filed with the conversion agent, and shall cause to be mailed to the holders of shares of the Series C Preferred Stock at their addresses as shown on the stock books of the Company, at least 15 days prior to the applicable date hereinafter specified in (A) or (B) below as applicable, a notice stating (A) the date on which a record is to be taken for the purpose of the dividend distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to the dividend, distribution or rights or warrants are to be determined or (B) the date on which the reclassification, consolidation, merger, statutory share exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon the reclassification, consolidation, merger, statutory share exchange, sale, transfer, dissolution, liquidation or winding up.  Failure to give any such notice or any defect in the notice shall not affect the legality or validity of the proceedings described in this Section 8(e).

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(f)                                    (i)                                     The Company covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purpose of effecting conversions of the Series C Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series C Preferred Stock not theretofore converted.  For purposes of this Section 8(f), the number of shares of Common Stock which shall be deliverable upon the conversion of all outstanding shares of Series C Preferred Stock shall be computed as if at the time of computation all the outstanding shares were held by a single holder.

(ii)                                  Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value (if any) of the shares of Common Stock deliverable upon conversion of the Series C Preferred Stock, the Company will take any Company action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock at the adjusted Conversion Price.

(iii)                               The Company will list the shares of Common Stock required to be delivered upon conversion of the Series C Preferred Stock, prior to the delivery, upon each national securities exchange, the Nasdaq National Market or any similar system of automated dissemination of securities prices, if any, upon which the outstanding Common Stock is listed or accepted for quotation at the time of delivery.

(iv)                              Prior to the delivery of any securities which the Company shall be obligated to deliver upon conversion of the Series C Preferred Stock, the Company will endeavor, in good faith and as expeditiously as possible, to comply with all federal and state laws and regulations thereunder requiring the registration of those securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

(g)                                 The Company will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversion of the Series C Preferred Stock pursuant hereto provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the Series C Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting the issue or delivery has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that the tax has been paid.

(h)                                 In the event the Company shall (x) effect any capital reorganization or reclassification of its shares or (y) consolidate or merge with or into any other company (other than a consolidation or merger in which the Company is the surviving company and each share of Common Stock outstanding immediately prior to such consolidation or merger is to remain outstanding immediately after such consolidation or merger) or (z) sell, lease or transfer

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substantially all of its assets to any other person or entity for a consideration consisting in whole or in part of equity securities of such other company, the holders of shares of Series C Preferred Stock shall, receive upon conversion thereof, in lieu of each share of Common Stock into which the Series C Preferred Stock would have been convertible prior to such transaction, the same kind and amount of stock and other securities, cash or property as such holder would have been entitled to receive upon such transaction if such holder had held the Common Stock issuable upon conversion of the Series C Preferred Stock immediately prior to such transaction.  The Company may not become a party to any such transaction unless the terms thereof are consistent with the foregoing.

9.                                       Limit on Ownership of Series C Preferred Stock; Excess Preferred Shares.  Shares of Series C Preferred Stock shall be subject to the applicable Limit and other provisions of Article NINTH of the Charter of the Company and to the following additional provisions set forth herein.  Subject to the authority of the Board of Directors set forth in said Article NINTH, the Limit applicable to shares of the Series C Preferred Stock shall be the number of shares of Series C Preferred Stock that is equal to 9.8% of the then outstanding shares of Series C Preferred Stock or, if fewer, the number of shares of Series C Preferred Stock that, if then converted by the holder into shares of Common Stock as provided in Section 8, would make such holder or any other person the owner of a number of shares of Common Stock that would exceed the Limit applicable to Common Stock as set forth in Section 9.3.2.1 of the Charter of the Company; provided, however, that National Health Investors, Inc. (“NHI”), the initial purchaser of the shares of Series C Preferred Stock (but not any other holders of shares of Series C Preferred Stock) shall be exempt from the Limit applicable to the outstanding shares of Series C Preferred Stock as set forth in Section 9.3.2.2 of the Charter of the Company and NHI may own greater than 9.8% of the outstanding shares of Series C Preferred Stock; provided, further, that NHI remains subject to the Limit applicable to the shares of Common Stock as set forth in Section 9.3.2.1 of the Charter of the Company whereby NHI may not own more than the aggregate number of shares of Common Stock and shares of Series C Preferred Stock that, if then converted by NHI into shares of Common Stock, would make NHI or any other person the owner of a number of shares of Common Stock that would exceed the Limit applicable to Common Stock as set forth in said Article NINTH.

FOURTH:  These Articles Supplementary have been approved by the Board of Directors in a manner and by the vote required by law.

FIFTH:  The undersigned President of the Company acknowledges these Articles Supplementary to be the corporate act of the Company and, as to all matters or facts required to be verified under oath, the undersigned President of the Company acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

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IN WITNESS WHEREOF, LTC PROPERTIES, INC. has caused these Articles Supplementary to be executed under seal in its name and on its behalf by its President and attested to by its Secretary on this 2nd day of September, 1998.

LTC PROPERTIES, INC.

By:	/s/ James J. Pieczynski
Title: President and Chief Financial Officer

By:	/s/ Pamela J. Privett
Title: Secretary

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APPENDIX II

LTC PROPERTIES, INC.
ARTICLES SUPPLEMENTARY CLASSIFYING
2,200,000 SHARES OF
8.5% SERIES E CUMULATIVE CONVERTIBLE PREFERRED STOCK

LTC Properties, Inc., a Maryland corporation (the “Company”), certifies to the Maryland State Department of Assessments and Taxation (the “Department”) that:

FIRST:  Pursuant to the authority expressly vested in the Board of Directors of the Company by Article SEVENTH of the Company’s Articles of Amendment and Restatement filed with the Department on August 3, 1992, as amended and supplemented (the “Charter”), and Section 2-105 of the Maryland General Corporation Law (“MGCL”), the Board of Directors has, by unanimous written consents dated June 24, 2003 and September 8, 2003, adopted resolutions classifying and designating a separate series of authorized but unissued Preferred Stock (as defined in the Charter), setting certain of the preferences, conversion and other rights, voting powers, restrictions, qualifications and terms and conditions of redemption of such separate series of Preferred Stock, providing for the issuance of a maximum of 2,200,000 shares of such series of Preferred Stock and, pursuant to the powers contained in the bylaws of the Company (the “Bylaws”) and the MGCL, appointing a committee (the “Preferred Stock Terms Committee”) of the Board of Directors and delegating to the Preferred Stock Terms Committee, to the fullest extent permitted by Maryland law and the Charter and Bylaws of the Company, all powers of the Board of Directors with respect to designating and setting of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of such series of Preferred Stock and determining the number of shares of such series of Preferred Stock (not in excess of the aforesaid maximum number) to be issued and the price and other terms and conditions upon which shares of such series of Preferred Stock are to be offered, sold and issued.

SECOND:  Pursuant to the authority conferred upon the Preferred Stock Terms Committee as aforesaid, the Preferred Stock Terms Committee has, by unanimous written consent, duly adopted resolutions designating the aforesaid series of Preferred Stock as “8.5% Series E Cumulative Convertible Preferred Stock”, setting the preferences, conversion and other rights, voting powers, restrictions and limitations as to dividends, qualifications and terms and conditions of redemption of such 8.5% Series E Cumulative Convertible Preferred Stock (to the extent not set by the Board of Directors in the resolutions referred to in Article FIRST of these Articles Supplementary) and authorizing the issuance of up to 2,200,000 shares of 8.5% Series E Cumulative Convertible Preferred Stock.

THIRD:  The series of Preferred Stock of the Company created by the resolutions duly adopted by the Board of Directors of the Company and by the Preferred Stock Terms Committee and referred to in Articles FIRST and SECOND of these Articles Supplementary shall have the following designation, number of shares, preferences, conversion and other rights, voting powers, restrictions and limitations as to dividends, qualifications, terms and conditions of redemption and other terms and conditions which, upon any restatement of the Charter, shall be made a part of Article SEVENTH of the Charter, with any necessary or appropriate changes to the enumeration or lettering of sections or subsections thereof:

1.                                       Designation and Number.  A series of Preferred Stock, designated the “8.5% Series E Cumulative Convertible Preferred Stock” (the “Series E Preferred Stock”), is hereby established.  The number of shares of the Series E Preferred Stock shall be 2,200,000.

2.                                       Maturity.  The Series E Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption.

3.                                       Rank.  The Series E Preferred Stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company, rank (i) senior to all classes or series of Common Stock of the Company, the Series D Junior Participating Preferred Stock and to all equity securities ranking junior to the Series E Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company; (ii) on a parity with the 9.5% Series A Cumulative Preferred Stock (“Series A Preferred Stock”), the 9.0% Series B Cumulative Preferred Stock (“Series B Preferred Stock”), the 8.5% Series C Cumulative Convertible Preferred Stock (“Series C Preferred Stock”) and with all equity securities issued by the Company the terms of which specifically provide that such equity securities rank on a parity with the Series E Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company; and (iii) junior to all existing and future indebtedness of the Company.  The term “equity securities” does not include convertible debt securities, which will rank senior to the Series E Preferred Stock prior to conversion.

4.                                       Dividends.

(a)                                  Holders of shares of the Series E Preferred Stock are entitled to receive, when and as declared by the Board of Directors, out of funds legally available for the payment of dividends, preferential cumulative cash dividends at the rate of 8.5% per annum of the Liquidation Preference (as defined below) per share (equivalent to a fixed annual amount of $2.125 per share).  Dividends on the Series E Preferred Stock shall be cumulative from the date of original issue and shall be payable quarterly in arrears on or before the 15th day of January, April, July and October of each year, or, if not a business day, the next succeeding business day (each, a “Dividend Payment Date”).  The first dividend, which will be paid on October 15, 2003, will be for less than a full quarter.  Such dividend and any dividend payable on the Series E Preferred Stock for any partial dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months.  Dividends will be payable to holders of record as they appear in the stock records of the Company at the close of business on the applicable record date, which shall be the last day of the calendar month first preceding the applicable Dividend Payment Date, or on such other date designated by the Board of Directors of the Company for the payment of dividends that is not more than 30 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”).  Notwithstanding any provision to the contrary contained herein, each outstanding share of Series E Preferred Stock shall be entitled to receive, and shall receive, a dividend with respect to each Dividend Record Date equal to the dividend paid with respect to each other share of Series E Preferred Stock which is outstanding on such Dividend Record Date.

(b)                                 No dividends on shares of Series E Preferred Stock shall be declared by the Board of Directors or paid or set apart for payment by the Company at such time as the terms and provisions of any agreement of the Company, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

(c)                                  Notwithstanding the foregoing, dividends on the Series E Preferred Stock will accrue whether or not the Company has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared.  Accrued but unpaid dividends on the Series E Preferred Stock will not bear interest and holders of the Series E Preferred Stock will not be entitled to any distributions in excess of full cumulative distributions described above.  Except as set forth in the next sentence, no dividends will be declared or paid or set apart for payment on any capital stock of the Company or any other series of Preferred Stock ranking, as to dividends, on a parity with or junior to the Series E Preferred Stock (other than a dividend in shares of the Company’s Common Stock or in shares of any other class of stock ranking junior to the Series E Preferred Stock as to dividends and upon liquidation) for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the Series E Preferred Stock for all dividend periods ending prior to or on the most recent past Dividend Payment Date.  When dividends are not paid in full for all such dividend periods (or a sum sufficient for such full payment is not so set apart) upon the Series E Preferred Stock and the shares of any other series of Preferred Stock ranking on a parity as to dividends with the Series E Preferred Stock, all dividends declared upon the Series E Preferred Stock and any other series of Preferred Stock ranking on a parity as to dividends with the Series E Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series E Preferred Stock and such other series of Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Series E Preferred Stock and such other series of Preferred Stock (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such Preferred Stock does not have a cumulative dividend) bear to each other.

(d)                                 Except as provided in the immediately preceding paragraph, unless full cumulative dividends on the Series E Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all dividend periods ending prior to or on the most recent past Dividend Payment Date, no dividends (other than in shares of Common Stock or other shares of capital stock ranking junior to the Series E Preferred Stock as to dividends and upon liquidation) shall be declared or paid or set aside for payment nor shall any other distribution be declared or made upon the Common Stock, or any other capital stock of the Company ranking junior to or on a parity with the Series E Preferred Stock as to dividends or upon liquidation, nor shall any shares of Common Stock, or any other shares of capital stock of the Company ranking junior to or on a parity with the Series E Preferred Stock as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Company (except by conversion into or exchange for other capital stock of the Company ranking junior to the Series E Preferred Stock as to dividends and upon liquidation or redemptions for the purpose of preserving the Company’s qualification as a REIT).  Holders of shares of the Series E Preferred

Stock shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends on the Series E Preferred Stock as provided above.  Any dividend payment made on shares of the Series E Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable.

5.                                       Liquidation Preference.  Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of shares of Series E Preferred Stock are entitled to be paid out of the assets of the Company legally available for distribution to its stockholders a liquidation preference of $25 per share (the “Liquidation Preference”), plus an amount equal to any accrued and unpaid dividends to the date of payment, but without interest, before any distribution of assets is made to holders of Common Stock or any other class or series of capital stock of the Company that ranks junior to the Series E Preferred Stock as to liquidation rights.  The Company will promptly provide to the holders of Series E Preferred Stock written notice of any event triggering the right to receive such Liquidation Preference.  After payment of the full amount of the Liquidation Preference, plus any accrued and unpaid dividends to which they are entitled, the holders of Series E Preferred Stock will have no right or claim to any of the remaining assets of the Company.  The consolidation or merger of the Company with or into any other corporation, trust or entity or of any other corporation with or into the Company, or the sale, lease or conveyance of all or substantially all of the property or business of the Company, shall not be deemed to constitute a liquidation, dissolution or winding up of the Company.

In determining whether a distribution (other than upon voluntary or involuntary liquidation) by dividend, redemption or other acquisition of shares of stock of the Company or otherwise is permitted under the MGCL, no effect shall be given to amounts that would be needed if the Company would be dissolved at the time of the distribution, to satisfy the preferential rights upon distribution of holders of shares of stock of the Company whose preferential rights upon distribution are superior to those receiving the distribution.

6.                                       Redemption.

(a)                                  The Series E Preferred Stock is not redeemable prior to September 19, 2006.  On and after September 19, 2006 and before September 19, 2008, the Company, at its option upon not less than 30 nor more than 60 days’ written notice, may redeem shares of the Series E Preferred Stock, in whole or in part, at any time or from time to time, if such notice is given within 15 trading days of the end of any 30 day period in which the closing price of the Common Stock of the Company on the New York Stock Exchange, Inc. equals or exceeds 125% of the applicable Conversion Price (as defined in Section 8 below) for 20 out of 30 consecutive trading days, for cash at a redemption price of $25 per share, plus accrued and unpaid dividends (except with respect to Excess Shares (as defined in the Charter)), without interest.  After September 19, 2008, the Company, at its option upon not less than 30 nor more than 60 days’ written notice, may redeem shares of the Series E Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25 per share, plus all accrued and unpaid dividends thereon to the date fixed for redemption (except with respect to Excess Shares), without interest.  Holders of Series E Preferred Stock to be redeemed shall surrender such Series E Preferred Stock at the place designated in such notice and shall be entitled to the redemption price and any accrued and unpaid dividends payable upon such redemption following such surrender.  If notice of redemption of any shares of Series E Preferred Stock has been given and if the funds necessary for such redemption have been set aside by the Company in trust for the benefit of the holders of any shares of Series E Preferred Stock so called for redemption, then from and after the redemption date dividends will cease to accrue on such shares of Series E Preferred Stock, such shares of Series E Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price.  If less than all of the outstanding Series E Preferred Stock is to be redeemed, the Series E Preferred Stock to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method determined by the Company.

(b)                                 Unless full cumulative dividends on all shares of Series E Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all dividend periods ending prior to or on the most recent past Dividend Payment Date, no shares of Series E Preferred Stock shall be redeemed unless all outstanding shares of Series E Preferred Stock are simultaneously redeemed and the Company shall not purchase or otherwise acquire directly or indirectly any shares of Series E Preferred Stock (except by exchange for capital stock of the Company ranking junior to the Series E Preferred Stock as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase by the Company of Excess Shares in order to ensure that the Company continues to meet the requirements for qualification as a REIT, or the purchase or acquisition of shares of Series E Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series E Preferred Stock.  So long as no dividends are in arrears, the Company shall be entitled at any time and from time to time to repurchase shares of Series E Preferred Stock in open-market transactions duly authorized by the Board of Directors and effected in compliance with applicable laws.

(c)                                  Notice of redemption will be given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the redemption date.  A similar notice will be mailed by the Company, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series E Preferred Stock to be redeemed at their respective addresses as they appear on the stock transfer records of the Company.  No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series E Preferred Stock except as to the holder to whom notice was defective or not given.  Each notice shall state: (i) the redemption date; (ii) the redemption price; (iii) the number of shares of Series E Preferred Stock to be redeemed; (iv) the place or places where the Series E Preferred Stock is to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date.  If less than all of the Series E Preferred Stock held by any holder is to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series E Preferred Stock held by such holder to be redeemed.

(d)                                 Immediately prior to any redemption of Series E Preferred Stock, the Company shall pay, in cash, any accumulated and unpaid dividends through the redemption date, unless a redemption date falls after a Dividend Record Date and prior to the corresponding Dividend Payment Date, in which case each holder of Series E Preferred Stock at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date.

(e)                                  Excess Shares may be redeemed, in whole or in part, at any time when outstanding shares of Series E Preferred Stock are being redeemed, for cash at a redemption price of $25 per share, but excluding accrued and unpaid dividends on such Excess Shares, without interest.  Such Excess Shares shall be redeemed in such proportion and in accordance with such procedures as shares of Series E Preferred Stock are being redeemed.

7.                                       Voting Rights.

(a)                                  Holders of the Series E Preferred Stock will not have any voting rights, except as set forth below.

(b)                                 Whenever (i) dividends on any shares of Series E Preferred Stock shall be in arrears for six or more quarterly periods, or (ii) dividends on any shares of Series A Preferred Stock or Series B Preferred Stock shall be in arrears for eighteen or more months (each of (i) and (ii) are hereinafter referred to as a “Preferred Dividend Default”), the number of directors then constituting the Board of Directors shall be increased by two (if not already increased by reason of a similar arrearage with respect to any Parity Preferred (as hereinafter defined)).  The holders of shares of Series E Preferred Stock (voting separately as a class with all other series of Preferred Stock ranking on a parity with the Series E Preferred Stock as to dividends or upon liquidation including, but not limited to, the Series A Preferred Stock and the Series B Preferred Stock (“Parity Preferred”) upon which like voting rights have been conferred and are exercisable) will be entitled to vote separately as a class, in order to fill the vacancies thereby created, for the election of a total of two additional directors of the Company (the “Preferred Stock Directors”) at a special meeting called by the holders of record of at least 20% of the Series E Preferred Stock or the holders of record of at least 20% of any series of Parity Preferred so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders) or at the next annual meeting of stockholders, and at each subsequent annual meeting until all dividends accumulated on such shares of Series E Preferred Stock, Series A Preferred Stock and Series B Preferred Stock for the past dividend periods and the dividend for the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment.  In the event the directors of the Company are divided into classes, each such vacancy shall be apportioned among the classes of directors to prevent stacking in any one class and to insure that the number of directors in each of the classes of directors, are as equal as possible.  Each Preferred Stock Director, as a qualification for election as such (and regardless of how elected) shall submit to the Board of Directors of the Company a duly executed, valid, binding and enforceable letter of resignation from the Board of Directors, to be effective upon the date upon which all dividends accumulated on such shares of Series E Preferred Stock and Parity Preferred for the past dividend periods and the dividend for the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment, whereupon the terms of office of all persons elected as Preferred Stock Directors by the holders of the Series E Preferred Stock and any Parity Preferred shall, upon the effectiveness of their respective letters of resignation, forthwith terminate, and the number of directors then constituting the Board of Directors shall be reduced accordingly.  A quorum for any such meeting shall exist if at least a majority of the outstanding shares of Series E Preferred Stock and shares of Parity Preferred upon which like voting rights have been conferred and are exercisable are represented in person or by proxy at such meeting.  Such Preferred Stock Directors shall be elected upon the affirmative vote of a plurality of the shares of Series E Preferred Stock and such Parity Preferred present and voting in person or by proxy at a duly called and held meeting at which a quorum is present.  If and when all accumulated dividends and the dividend for the then current dividend period on the Series E Preferred Stock, Series A Preferred Stock and Series B Preferred Stock shall have been paid in full or declared and set aside for payment in full, the holders of shares of Series E Preferred Stock shall be divested of the foregoing voting rights (subject to revesting in the event of each and every Preferred Dividend Default) and, if all accumulated dividends and the dividend for the current dividend period have been paid in full or set aside for payment in full on all series of Parity Preferred upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Stock Director so elected shall terminate.  Any Preferred Stock Director may be removed at any time with or without cause by, and shall not be removed otherwise than by the vote of the holders of record of a majority of the outstanding shares of the Series E Preferred Stock when they have the voting rights described above (voting separately as a class with all series of Parity Preferred upon which like voting rights have been conferred and are exercisable).  So long as a Preferred Dividend Default shall continue, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series E Preferred Stock when they have the voting rights described above (voting separately as a class with all series of Parity Preferred upon which like voting rights have been conferred and are exercisable).  The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

(c)                                  So long as any shares of Series E Preferred Stock remain outstanding, the Company will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of the Series E Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), amend, alter or repeal the provisions of the Charter or the Articles Supplementary, whether by merger, consolidation or otherwise (an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series E Preferred Stock or the holders thereof; provided, however, that with respect to the occurrence of any Event set forth above, so long as the Series E Preferred Stock (or any equivalent class or series of stock issued by the surviving corporation in any merger or consolidation to which the Company became a party) remains outstanding with the terms thereof materially unchanged, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of the Series E Preferred Stock and provided, further that (i) any increase in the amount of the authorized Preferred Stock or the creation or issuance of any other series of Preferred Stock, or (ii) any increase in the amount of authorized shares of such series, in each case ranking on a parity with or junior to the Series E Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

(d)                                 The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series E Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

(e)                                  Except as expressly stated in these Articles Supplementary, the Series E Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers and the consent of the holders thereof shall not be required for the taking of any corporate action, including but not limited to, any merger or consolidation involving the Company or a sale of all or substantially all of the assets of the Company, irrespective of the effect that such merger, consolidation or sale may have upon the rights, preferences or voting power of the holders of the Series E Preferred Stock.

8.                                       Conversion.  The holders of Series E Preferred Stock shall have optional conversion rights as follows:

(a)                                  Subject to and upon compliance with the provisions of this Section 8, the holder of any shares of Series E Preferred Stock shall have the right, at the holder’s option, at any time, to convert the shares into a number of fully paid and non-assessable shares of Common Stock (calculated as to each conversion to the nearest l/100th of a share) equal to the aggregate Liquidation Preference (as defined in Section 5 above) of all of the shares surrendered for conversion divided by the Conversion Price (as defined in Section 8(d) below) by surrendering the shares to be converted, in the manner provided in Section 8(b) below; provided, however, that the conversion rights set forth in this Section 8 shall not apply to shares of Series E Preferred Stock which have converted into Excess Shares pursuant to Section 9 below and Article NINTH of the Charter.

(b)                                 (i)                                     In order to exercise the conversion privilege, the holder of each share of Series E Preferred Stock to be converted shall surrender the certificate representing such share to the conversion agent for the Series E Preferred Stock appointed for such purpose by the Company, with a written notice of conversion duly executed, at the principal office of the conversion agent.  Unless the shares issuable on conversion are to be issued in the same name as the name in which the share of Series E Preferred Stock is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Company, duly executed by the holder or his duly authorized attorney and by funds in an amount sufficient to pay any transfer or similar tax.

(ii)                                  The holders of shares of Series E Preferred Stock who convert and whose conversion is deemed effective before the close of business on a Dividend Record Date shall not be entitled to receive any portion of the dividend payable on those shares of Series E Preferred Stock on the corresponding Dividend Payment Date notwithstanding the conversion of the shares on the Dividend Record Date and prior to such Dividend Payment Date but will, however, be entitled to receive the entire corresponding dividend payable, if any, on the shares of Common Stock issuable upon conversion provided that any conversion of Series E Preferred Stock becomes effective prior to the close of business on the record date for such dividend payable on such shares of Common Stock.  The holders of shares of Series E Preferred Stock on a Dividend Record Date who (or whose transferees) convert any of those shares after the Dividend Record Date will receive the dividend payable by the Company on those shares of Series E Preferred Stock on the Dividend Payment Date.  Except as provided above, the Company shall make no payment or adjustment for accrued and unpaid dividends on shares of Series E Preferred Stock, whether or not in arrears, on conversion of those shares or for dividends on the shares of Common Stock issued upon the conversion.

(iii)                               As promptly as practicable after the surrender by a holder of the certificates for shares of Series E Preferred Stock in accordance with this Section 8(b), the Company shall issue and shall deliver at the office of the conversion agent to the holder, or on his written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of those shares in accordance with the provisions of this Section 8, and any fractional interest in respect of a share of Common Stock arising upon the conversion shall be settled as provided in Section 8(c) below.

(iv)                              Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which all of the conditions specified in Section 8(b)(i) above shall have been satisfied, and, the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented by those certificates at such time on such date and such conversion shall be at the Conversion Price (as defined in Section 8(d) below) in effect at such time on such date, unless the stock transfer books of the Company shall be closed on the date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which all of the conditions specified in Section 8(b)(i) above shall have been satisfied.  All shares of Common Stock delivered upon conversion of the Series E Preferred Stock will upon delivery be duly and validly issued and fully paid and non-assessable, free of all liens and charges created by or through the Company or any of its subsidiaries and not subject to any preemptive rights.  Upon the surrender of certificates representing shares of Series E Preferred Stock to be converted, the shares shall no longer be deemed to be outstanding and all rights of a holder with respect to the shares surrendered for conversion shall immediately terminate except the right to receive the Common Stock or other securities, cash or other assets as herein provided.

(v)                                 If any holder of Series E Preferred Stock exercises such holder’s conversion rights under this Section 8 with respect to any shares of Series E Preferred Stock subsequent to the Company issuing a notice of redemption pursuant to Section 6 above with respect to such shares, such conversion must be deemed effective as provided in Section 8(b)(iv) above at least 10 days prior to the redemption date set forth in the Company’s notice of redemption, or such exercise will be of no effect and the shares in question will be redeemed pursuant to the notice of redemption.

(c)                                  No fractional shares or securities representing fractional shares of Common Stock shall be issued upon conversion of Series E Preferred Stock.  Any fractional interest in a share of Common Stock resulting from conversion of a share of Series E Preferred Stock shall be paid in cash (computed to the nearest cent) based on the Current Market Price (as defined in Section 8(d)(iv) below) of the Common Stock on the Trading Day (as defined in Section 8(d)(iv) below) next preceding the day of conversion.  If more than one share shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon the conversion shall be computed on the basis of the aggregate Liquidation Preference of the shares of Series E Preferred Stock so surrendered.

(d)                                 The “Conversion Price” per share of Common Stock shall be $12.50, subject to adjustment from time to time as follows:

(i)                                     In case the Company shall (A) pay a dividend or make a distribution on its Common Stock in shares of its Common Stock, (B) subdivide its outstanding Common Stock into a greater number of shares, or (C) combine its outstanding Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such event shall be adjusted so that the holder of any share of Series E Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock of the Company which he would have owned or have been entitled to receive after the happening of such event had the share been converted immediately prior to the happening of such event.  An adjustment made pursuant to this Section 8(d)(i) shall become effective immediately after the record date in the case of a dividend or distribution except as provided in Section 8(d)(vii) below, and shall become effective immediately after the effective date in the case of subdivision or combination.  If any dividend or distribution is not paid or made, the Conversion Price then in effect shall be appropriately readjusted.

(ii)                                  In case the Company shall issue rights or warrants to all or substantially all holders of its Common Stock entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase Common Stock at a price per share less than the Current Market Price (as defined in Section 8(d)(iv) below) of the Common Stock at the record date for the determination of stockholders entitled to receive the rights or warrants, the Conversion Price in effect immediately prior to the issuance of such rights or warrants shall be adjusted so that it shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of issuance of the rights or warrants by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of the rights or warrants plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at the Current Market Price at that record date, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of the rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase.  The adjustment provided for in this Section 8(d)(ii) shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately, except as provided in Section 8(d)(vii) below after such record date.  In determining whether any rights or warrants entitle the holders of the Common Stock to subscribe for or purchase shares of Common Stock at less than the Current Market Price, and in determining the aggregate offering price of the shares of Common Stock so offered, there shall be taken into account any consideration received by the Company for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors (whose determination, if made in good faith, shall be conclusive).  If any or all of such rights or warrants are not so issued or expired or terminate without having been exercised, the Conversion Price then effect shall be appropriately readjusted.

(iii)                               In case the Company shall distribute to all or substantially all holders of its Common Stock, cash, any shares of capital stock of the Company (other than Common Stock) or evidences of indebtedness or assets (including securities, but excluding those dividends, rights, warrants and distributions covered by Sections 8(d)(i) and (ii) above and excluding Permitted Common Stock Cash Distributions (as defined below)) or rights or warrants to subscribe for or purchase any of its securities (excluding those referred to in Section 8(d)(ii) above) then, in each such case, the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of the distribution by a fraction of which the numerator shall be the Current Market Price of the Common Stock on the record date mentioned below less the then fair market value (as determined by the Board of Directors, whose determination, if made in good faith, shall be conclusive) of the proportion of the capital stock or assets or evidences of indebtedness so distributed, or of, the rights or warrants so distributed, with respect to one share of Common Stock, and of which the denominator shall be the Current Market Price of the Common Stock on the record date.  If any such distribution is not made or if any or all of such rights or warrants expire or terminate without having been exercised, the Conversion Price then in effect shall be appropriately readjusted.  “Permitted Common Stock Cash Distributions” means cash dividends and distributions paid with respect to the Common Stock in the ordinary course of the Company’s business as determined by the Board of Directors in good faith and not in excess of the stockholders’ equity of the Company.

(iv)                              For the purpose of any computation under Sections 8(d)(ii) and 8(d)(iii) above, the “Current Market Price” of the Common Stock at any date shall be the average of the last reported sale prices per share for the ten consecutive Trading Days (as defined below) preceding the date of such computation.  The last reported sale price for each day shall be (A) if the Common Stock is listed or admitted for trading on any national securities exchange, the last sale price, or the closing bid price if no sale occurred that day, of the Common Stock on the principal securities exchange on which the Common Stock is listed, or (B) the last reported sale price of the Common Stock on the Nasdaq Stock Market’s National Market (the “Nasdaq National Market”), or any similar system of automated dissemination of quotations of securities prices then in common use, if so quoted, or (C) if not listed or quoted as described in clauses (A) or (B), the mean between the high bid and low asked quotations for the Common Stock as reported by the National Quotation Bureau Incorporated if at least two securities dealers have inserted both bid and asked quotations for the Common Stock on at least five of the ten preceding days.  If the Common Stock is quoted on a national securities or central market system, in lieu of a market or quotation system described above, the last reported sale price shall be determined in the manner set forth in clause (C) of the preceding sentence if bid and asked quotations are reported but actual transactions are not, and in the manner set forth in clause (A) of the preceding sentence if actual transactions are reported.  If none of the conditions set forth above are met, the last reported sale price of the Common Stock on any day or the average of such last reported sale prices for any period shall be the fair market value of such class of stock as determined by a member firm of the New York Stock Exchange, Inc. selected by the Company.  As used herein the term “Trading Days” means (x) if the Common Stock is listed or admitted for trading on any national securities exchange, days on which such national securities exchange is open for business, (y) if the Common Stock is quoted on the Nasdaq National Market or any similar system of automated dissemination of quotations of securities prices, days on which trades may be made on such system, or (z) if not quoted as described in clauses (x) or (y), days on which quotations are reported by the National Quotation Bureau Incorporated.

(v)                                 No adjustment in the Conversion Price shall be required unless such adjustment would require a change of at least 1% in the Conversion Price; provided, however, that any adjustments which by reason of this Section 8(d)(v) are not required to be made shall be carried forward and take into account in any subsequent adjustment; and provided, further, that adjustment shall be required and made in accordance with the provisions of this Section 8 (other than this Section 8(d)(v)) not later than such time as may be required in order to preserve the tax free nature of a distribution to the holders of shares of Common Stock which would otherwise require an adjustment to be made pursuant this Section 8(d).  All calculations under this Section 8 shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be.  Anything in this Section 8(d) to the contrary notwithstanding, the Company shall be entitled to (but under no obligation to) make such reductions in the Conversion Price, in addition to those required by this Section 8(d), as it in its discretion shall determine to be advisable in order that any stock dividend, subdivision or combination of shares, distribution of capital stock or rights or warrants to purchase stock or securities, or distributions of evidences of indebtedness or assets (other than cash dividends or distributions paid from retained earnings) hereinafter made by the Company to its stockholders shall be a tax free distribution for federal income tax purposes.

(vi)                              Whenever the Conversion Price is adjusted, as herein provided, the Company shall promptly file with the conversion agent an officers’ certificate setting forth the Conversion Price after the adjustment and setting forth a brief statement of the facts requiring the adjustment, which certificate shall be conclusive evidence of the correctness of the adjustment.  Promptly after delivery of the certificate, the Company shall prepare a notice of the adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which the adjustment becomes effective and shall mail the notice of such adjustment of the Conversion Price to the holder of each share of Series E Preferred Stock at his last address as shown on the stock books of the Company.

(vii)                           In any case in which this Section 8(d) provides that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of the event (i) issuing to the holder of any share of Series E Preferred Stock converted after the record date and before the occurrence of the event the additional shares of Common Stock issuable upon the conversion by reason of the adjustment required by the event over and above the Common Stock issuable upon such conversion before giving effect to the adjustment and (ii) paying to the holder any amount in cash in lieu of any fractional share pursuant to Section 8(c) above.

(e)                                  If:

(i)                                     the Company shall declare a dividend (or any other distribution) on the Common Stock (other than in the ordinary course of business (as determined by the Board of Directors in good faith) and in excess of the stockholders’ equity of the Company); or

(ii)                                  the Company shall authorize the granting to all of the holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of any class or any other rights or warrants; or

(iii)                               there shall be any reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value, or from par value to no par value, or from no par value to par value), or any consolidation, merger, or statutory share exchange to which the Company is a party and for which approval of any stockholders of the Company is required, or any sale or transfer of all or substantially all the assets of the Company; or

(iv)                              there shall be a voluntary or an involuntary dissolution, liquidation or winding up of the Company;

then, the Company shall cause to be filed with the conversion agent, and shall cause to be mailed to the holders of shares of the Series E Preferred Stock at their addresses as shown on the stock books of the Company, at least 15 days prior to the applicable date hereinafter specified in (A) or (B) below as applicable, a notice stating (A) the date on which a record is to be taken for the purpose of the dividend distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to the dividend, distribution or rights or warrants are to be determined or (B) the date on which the reclassification, consolidation, merger, statutory share exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon the reclassification, consolidation, merger, statutory share exchange, sale, transfer, dissolution, liquidation or winding up.  Failure to give any such notice or any defect in the notice shall not affect the legality or validity of the proceedings described in this Section 8(e).

(f)                                    (i)                                     The Company covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock for the purpose of effecting conversions of the Series E Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series E Preferred Stock not theretofore converted.  For purposes of this Section 8(f), the number of shares of Common Stock which shall be deliverable upon the conversion of all outstanding shares of Series E Preferred Stock shall be computed as if at the time of computation all the outstanding shares were held by a single holder.

(ii)                                  Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value (if any) of the shares of Common Stock deliverable upon conversion of the Series E Preferred Stock, the Company will take any Company action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock at the adjusted Conversion Price.

(iii)                               The Company will list the shares of Common Stock required to be delivered upon conversion of the Series E Preferred Stock, prior to the delivery, upon each national securities exchange, the Nasdaq National Market or any similar system of automated dissemination of securities prices, if any, upon which the outstanding Common Stock is listed or accepted for quotation at the time of delivery.

(iv)                              Prior to the delivery of any securities which the Company shall be obligated to deliver upon conversion of the Series E Preferred Stock, the Company will endeavor, in good faith and as expeditiously as possible, to comply with all federal and state laws and regulations thereunder requiring the registration of those securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

(g)                                 The Company will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversion of the Series E Preferred Stock pursuant hereto provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the Series E Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting the issue or delivery has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that the tax has been paid.

(h)                                 In the event the Company shall (x) effect any capital reorganization or reclassification of its shares or (y) consolidate or merge with or into any other company (other than a consolidation or merger in which the Company is the surviving company and each share of Common Stock outstanding immediately prior to such consolidation or merger is to remain outstanding immediately after such consolidation or merger) or (z) sell, lease or transfer substantially all of its assets to any other person or entity for a consideration consisting in whole or in part of equity securities of such other company, the holders of shares of Series E Preferred Stock shall, receive upon conversion thereof, in lieu of each share of Common Stock into which the Series E Preferred Stock would have been convertible prior to such transaction, the same kind and amount of stock and other securities, cash or property as such holder would have been entitled to receive upon such transaction if such holder had held the Common Stock issuable upon conversion of the Series E Preferred Stock immediately prior to such transaction.  The Company may not become a party to any such transaction unless the terms thereof are consistent with the foregoing.

9.                                       Limit on Ownership of Series E Preferred Stock; Excess Preferred Shares.  Shares of Series E Preferred Stock shall be subject to the applicable Limit (as defined in the Charter) and other provisions of Article NINTH of the Charter of the Company and to the following additional provisions set forth herein.  Subject to the authority of the Board of Directors set forth in said Article NINTH, the Limit applicable to shares of the Series E Preferred Stock shall be the number of shares of Series E Preferred Stock that is equal to 9.8% of the then outstanding shares of Series E Preferred Stock or, if fewer, the number of shares of Series E Preferred Stock that, if then converted by the holder into shares of Common Stock as provided in Section 8, would make such holder or any other person the owner of a number of shares of Common Stock that would exceed the Limit applicable to Common Stock as set forth in Section 9.3.2.1 of the Charter of the Company.

FOURTH:  The Series E Preferred Stock has been classified and designated by the Board of Directors of the Company under the authority contained in the Charter.

FIFTH:  These Articles Supplementary have been approved by the Board of Directors in a manner and by the vote required by law.

SIXTH:  The undersigned Chairman of the Board, President and Chief Executive Officer of the Company acknowledges these Articles Supplementary to be the corporate act of the Company and, as to all matters or facts required to be verified under oath, the undersigned Chairman of the Board, President and Chief Executive Officer of the Company acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

IN WITNESS WHEREOF, LTC PROPERTIES, INC. has caused these Articles Supplementary to be executed under seal in its name and on its behalf by its Chairman of the Board, President and Chief Executive Officer and attested to by its Corporate Secretary on this 16th day of September, 2003.

ATTEST:	LTC PROPERTIES, INC.

/s/ Alex J. Chavez	By:	/s/ Andre C. Dimitriadis	(SEAL)
Name: Alex J. Chavez	Name: Andre C. Dimitriadis
Title: Corporate Secretary	Title:	Chairman of the Board, President and
Chief Executive Officer

APPENDIX III

LTC PROPERTIES, INC.
ARTICLES SUPPLEMENTARY CLASSIFYING
4,000,000 SHARES OF
8% SERIES F CUMULATIVE PREFERRED STOCK

LTC Properties, Inc., a Maryland corporation (the “Company”), certifies to the Maryland State Department of Assessments and Taxation (the “Department”) that:

FIRST:  Pursuant to the authority expressly vested in the Board of Directors of the Company by Article SEVENTH of the Company’s Articles of Amendment and Restatement filed with the Department on August 3, 1992, as amended and supplemented (the “Charter”), and Section 2-105 of the Maryland General Corporation Law (“MGCL”), the Board of Directors has, by unanimous written consent dated February 17, 2004, adopted resolutions classifying and designating a separate series of authorized but unissued Preferred Stock (as defined in the Charter) to consist of a maximum of 4,000,000 shares of Preferred Stock, setting certain of the preferences, conversion and other rights, voting powers, restrictions, qualifications and terms and conditions of redemption of such separate series of Preferred Stock, providing for the issuance of a maximum of 4,000,000 shares of such series of Preferred Stock and, pursuant to the powers contained in the bylaws of the Company (the “Bylaws”) and the MGCL, appointing a committee (the “Preferred Stock Terms Committee”) of the Board of Directors and delegating to the Preferred Stock Terms Committee, to the fullest extent permitted by Maryland law and the Charter and Bylaws of the Company, all powers of the Board of Directors with respect to classifying, designating and setting of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of such series of Preferred Stock and determining the number of shares of such series of Preferred Stock (not in excess of the aforesaid maximum number) to be classified and issued and the price and other terms and conditions upon which shares of such series of Preferred Stock are to be offered, sold and issued.

SECOND:  Pursuant to the authority conferred upon the Preferred Stock Terms Committee as aforesaid, the Preferred Stock Terms Committee has, by unanimous written consent, duly adopted resolutions classifying 4,000,000 shares of authorized but unissued Preferred Stock as the aforesaid series of Preferred Stock, designating such series as “8% Series F Cumulative Preferred Stock”, setting the preferences, conversion and other rights, voting powers, restrictions and limitations as to dividends, qualifications and terms and conditions of redemption of such 8% Series F Cumulative Preferred Stock (to the extent not set by the Board of Directors in the resolutions referred to in Article FIRST of these Articles Supplementary) and authorizing the issuance of up to 4,000,000 shares of 8% Series F Cumulative Preferred Stock.

THIRD:  The series of Preferred Stock of the Company created by the resolutions duly adopted by the Board of Directors of the Company and by the Preferred Stock Terms Committee and referred to in Articles FIRST and SECOND of these Articles Supplementary shall have the following designation, number of shares, preferences, conversion and other rights, voting powers, restrictions and limitations as to dividends, qualifications, terms and conditions of redemption and other terms and conditions which, upon any restatement of the Charter, shall be made a part of Article SEVENTH of the Charter, with any necessary or appropriate changes to the enumeration or lettering of sections or subsections thereof:

1.                                       Designation and Number.  A series of Preferred Stock, designated the “8% Series F Cumulative Preferred Stock” (the “Series F Preferred Stock”), is hereby established.  The number of shares of the Series F Preferred Stock shall be 4,000,000.

2.                                       Maturity.  The Series F Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption.

3.                                       Rank.  The Series F Preferred Stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company, rank (i) senior to all classes or series of Common Stock of the Company, the Series D Junior Participating Preferred Stock and to all equity securities ranking junior to the Series F Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company; (ii) on a parity with the 9.5% Series A Cumulative Preferred Stock (“Series A Preferred Stock”), the 9.0% Series B Cumulative Preferred Stock (“Series B Preferred Stock”), the 8.5% Series C Cumulative Convertible Preferred Stock (“Series C Preferred Stock”), and the 8.5% Series E Cumulative Convertible Preferred Stock (“Series E Preferred Stock”), and with all equity securities issued by the Company the terms of which specifically provide that such equity securities rank on a parity with the Series F Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company; and (iii) junior to all existing and future indebtedness of the Company.  The term “equity securities” does not include convertible debt securities, which will rank senior to the Series F Preferred Stock prior to conversion.

4.                                       Dividends.

(a)                                  Holders of shares of the Series F Preferred Stock are entitled to receive, when and as declared by the Board of Directors, out of funds legally available for the payment of dividends, preferential cumulative cash dividends at the rate of 8% per annum of the Liquidation Preference (as defined below) per share (equivalent to a fixed annual amount of $2.00 per share).  Dividends on the Series F Preferred Stock shall be cumulative from the date of original issue and shall be payable quarterly in arrears on or before the 15th day of April, July, October and January of each year, or, if not a business day, the next succeeding business day (each, a “Dividend Payment Date”).  The first dividend, which will be paid on April 15, 2004, will be for less than a full quarter.  Such dividend and any dividend payable on the Series F Preferred Stock for any partial dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months.  Dividends will be payable to holders of record as they appear in the stock records of the Company at the close of business on the applicable record date, which shall be the last day of the calendar month first preceding the applicable Dividend Payment Date, or on such other date designated by the Board of Directors of the Company for the payment of dividends that is not more than 30 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”).  Notwithstanding any provision to the contrary contained herein, each outstanding share of Series F Preferred Stock shall be entitled to receive, and shall receive, a dividend with respect to each Dividend Record Date equal to the dividend paid with respect to each other share of Series F Preferred Stock which is outstanding on such Dividend Record Date.

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(b)                                 No dividends on shares of Series F Preferred Stock shall be declared by the Board of Directors or paid or set apart for payment by the Company at such time as the terms and provisions of any agreement of the Company, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

(c)                                  Notwithstanding the foregoing, dividends on the Series F Preferred Stock will accrue whether or not the Company has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared.  Accrued but unpaid dividends on the Series F Preferred Stock will not bear interest and holders of the Series F Preferred Stock will not be entitled to any distributions in excess of full cumulative distributions described above.  Except as set forth in the next sentence, no dividends will be declared or paid or set apart for payment on any capital stock of the Company or any other series of Preferred Stock ranking, as to dividends, on a parity with or junior to the Series F Preferred Stock (other than a dividend in shares of the Company’s Common Stock or in shares of any other class of stock ranking junior to the Series F Preferred Stock as to dividends and upon liquidation) for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the Series F Preferred Stock for all dividend periods ending prior to or on the most recent past Dividend Payment Date.  When dividends are not paid in full for all such dividend periods (or a sum sufficient for such full payment is not so set apart) upon the Series F Preferred Stock and the shares of any other series of Preferred Stock ranking on a parity as to dividends with the Series F Preferred Stock, all dividends declared upon the Series F Preferred Stock and any other series of Preferred Stock ranking on a parity as to dividends with the Series F Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series F Preferred Stock and such other series of Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Series F Preferred Stock and such other series of Preferred Stock (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such Preferred Stock does not have a cumulative dividend) bear to each other.

(d)                                 Except as provided in the immediately preceding paragraph, unless full cumulative dividends on the Series F Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all dividend periods ending prior to or on the most recent past Dividend Payment Date, no dividends (other than in shares of Common Stock or other shares of capital stock ranking junior to the Series F Preferred Stock as to dividends and upon liquidation) shall be declared or paid or set aside for payment nor shall any other distribution be declared or made upon the Common Stock, or any other capital stock of the Company ranking junior to or on a parity with the Series F Preferred Stock as to dividends or upon liquidation, nor shall any shares of Common Stock, or any other shares of capital stock of the Company ranking junior to or on a parity with the Series F Preferred Stock as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Company (except by conversion into or exchange for other capital stock of the Company ranking junior to the Series F Preferred Stock as to dividends and upon liquidation or redemptions for the purpose of preserving the Company’s qualification as a REIT).  Holders of shares of the Series F Preferred

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Stock shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends on the Series F Preferred Stock as provided above.  Any dividend payment made on shares of the Series F Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable.

5.                                       Liquidation Preference.  Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of shares of Series F Preferred Stock are entitled to be paid out of the assets of the Company legally available for distribution to its stockholders a liquidation preference of $25 per share (the “Liquidation Preference”), plus an amount equal to any accrued and unpaid dividends to the date of payment, but without interest, before any distribution of assets is made to holders of Common Stock or any other class or series of capital stock of the Company that ranks junior to the Series F Preferred Stock as to liquidation rights.  The Company will promptly provide to the holders of Series F Preferred Stock written notice of any event triggering the right to receive such Liquidation Preference.  After payment of the full amount of the Liquidation Preference, plus any accrued and unpaid dividends to which they are entitled, the holders of Series F Preferred Stock will have no right or claim to any of the remaining assets of the Company.  The consolidation or merger of the Company with or into any other corporation, trust or entity or of any other corporation with or into the Company, or the sale, lease or conveyance of all or substantially all of the property or business of the Company, shall not be deemed to constitute a liquidation, dissolution or winding up of the Company.

In determining whether a distribution (other than upon voluntary or involuntary liquidation) by dividend, redemption or other acquisition of shares of stock of the Company or otherwise is permitted under the MGCL, no effect shall be given to amounts that would be needed if the Company would be dissolved at the time of the distribution, to satisfy the preferential rights upon distribution of holders of shares of stock of the Company whose preferential rights upon distribution are superior to those receiving the distribution.

6.                                       Redemption.

(a)                                  The Series F Preferred Stock is not redeemable prior to February 23, 2009.  On and after February 23, 2009, the Company, at its option upon not less than 30 nor more than 60 days’ written notice, may redeem shares of the Series F Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25 per share, plus all accrued and unpaid dividends thereon to the date fixed for redemption (except with respect to Excess Shares), without interest.  Holders of Series F Preferred Stock to be redeemed shall surrender such Series F Preferred Stock at the place designated in such notice and shall be entitled to the redemption price and any accrued and unpaid dividends payable upon such redemption following such surrender.  If notice of redemption of any shares of Series F Preferred Stock has been given and if the funds necessary for such redemption have been set aside by the Company in trust for the benefit of the holders of any shares of Series F Preferred Stock so called for redemption, then from and after the redemption date dividends will cease to accrue on such shares of Series F Preferred Stock, such shares of Series F Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price.  If less than all of the outstanding Series F Preferred Stock is to be redeemed, the Series F Preferred Stock to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method determined by the Company.

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(b)                                 Unless full cumulative dividends on all shares of Series F Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all dividend periods ending prior to or on the most recent past Dividend Payment Date, no shares of Series F Preferred Stock shall be redeemed unless all outstanding shares of Series F Preferred Stock are simultaneously redeemed and the Company shall not purchase or otherwise acquire directly or indirectly any shares of Series F Preferred Stock (except by exchange for capital stock of the Company ranking junior to the Series F Preferred Stock as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase by the Company of Excess Shares in order to ensure that the Company continues to meet the requirements for qualification as a REIT, or the purchase or acquisition of shares of Series F Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series F Preferred Stock.  So long as no dividends are in arrears, the Company shall be entitled at any time and from time to time to repurchase shares of Series F Preferred Stock in open-market transactions duly authorized by the Board of Directors and effected in compliance with applicable laws.

(c)                                  Notice of redemption will be given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the redemption date.  A similar notice will be mailed by the Company, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series F Preferred Stock to be redeemed at their respective addresses as they appear on the stock transfer records of the Company.  No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series F Preferred Stock except as to the holder to whom notice was defective or not given.  Each notice shall state: (i) the redemption date; (ii) the redemption price; (iii) the number of shares of Series F Preferred Stock to be redeemed; (iv) the place or places where the Series F Preferred Stock is to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date.  If less than all of the Series F Preferred Stock held by any holder is to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series F Preferred Stock held by such holder to be redeemed.

(d)                                 Immediately prior to any redemption of Series F Preferred Stock, the Company shall pay, in cash, any accumulated and unpaid dividends to the redemption date, unless a redemption date falls after a Dividend Record Date and prior to the corresponding Dividend Payment Date, in which case each holder of Series F Preferred Stock at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date.

(e)                                  Excess Shares may be redeemed, in whole or in part, at any time when outstanding shares of Series F Preferred Stock are being redeemed, for cash at a redemption price of $25 per share, but excluding accrued and unpaid dividends on such Excess Shares, without interest.  Such Excess Shares shall be redeemed in such proportion and in accordance with such procedures as shares of Series F Preferred Stock are being redeemed.

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7.                                       Voting Rights.

(a)                                  Holders of the Series F Preferred Stock will not have any voting rights, except as set forth below.

(b)                                 Whenever (i) dividends on any shares of Series F Preferred Stock or Series E Preferred Stock shall be in arrears for six or more quarterly periods, or (ii) dividends on any shares of Series A Preferred Stock or Series B Preferred Stock shall be in arrears for eighteen or more months (each of (i) and (ii) are hereinafter referred to as a “Preferred Dividend Default”), the number of directors then constituting the Board of Directors shall be increased by two (if not already increased by reason of a similar arrearage with respect to any Parity Preferred (as hereinafter defined)).  The holders of shares of Series F Preferred Stock (voting separately as a class with all other series of Preferred Stock ranking on a parity with the Series F Preferred Stock as to dividends or upon liquidation including, but not limited to, the Series A Preferred Stock, the Series B Preferred Stock and the Series E Preferred Stock (“Parity Preferred”) upon which like voting rights have been conferred and are exercisable) will be entitled to vote separately as a class, in order to fill the vacancies thereby created, for the election of a total of two additional directors of the Company (the “Preferred Stock Directors”) at a special meeting called by the holders of record of at least 20% of the Series F Preferred Stock or the holders of record of at least 20% of any series of Parity Preferred so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders) or at the next annual meeting of stockholders, and at each subsequent annual meeting until all dividends accumulated on such shares of Series F Preferred Stock, Series E Preferred Stock, Series A Preferred Stock and Series B Preferred Stock for the past dividend periods and the dividend for the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment.  In the event the directors of the Company are divided into classes, each such vacancy shall be apportioned among the classes of directors to prevent stacking in any one class and to insure that the number of directors in each of the classes of directors, are as equal as possible.  Each Preferred Stock Director, as a qualification for election as such (and regardless of how elected) shall submit to the Board of Directors of the Company a duly executed, valid, binding and enforceable letter of resignation from the Board of Directors, to be effective upon the date upon which all dividends accumulated on such shares of Series F Preferred Stock and Parity Preferred for the past dividend periods and the dividend for the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment, whereupon the terms of office of all persons elected as Preferred Stock Directors by the holders of the Series F Preferred Stock and any Parity Preferred shall, upon the effectiveness of their respective letters of resignation, forthwith terminate, and the number of directors then constituting the Board of Directors shall be reduced accordingly.  A quorum for any such meeting shall exist if at least a majority of the outstanding shares of Series F Preferred Stock and shares of Parity Preferred upon which like voting rights have been conferred and are exercisable are represented in person or by proxy at such meeting.  Such Preferred Stock Directors shall be elected upon the affirmative vote of a plurality of the shares of Series F Preferred Stock and such Parity Preferred present and voting in person or by proxy at a duly called and held meeting at which a quorum is present.  If and when all accumulated

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dividends and the dividend for the then current dividend period on the Series F Preferred Stock, Series E Preferred Stock, Series A Preferred Stock and Series B Preferred Stock shall have been paid in full or declared and set aside for payment in full, the holders of shares of Series F Preferred Stock shall be divested of the foregoing voting rights (subject to revesting in the event of each and every Preferred Dividend Default) and, if all accumulated dividends and the dividend for the current dividend period have been paid in full or set aside for payment in full on all series of Parity Preferred upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Stock Director so elected shall terminate.  Any Preferred Stock Director may be removed at any time with or without cause by, and shall not be removed otherwise than by the vote of the holders of record of a majority of the outstanding shares of the Series F Preferred Stock when they have the voting rights described above (voting separately as a class with all series of Parity Preferred upon which like voting rights have been conferred and are exercisable).  So long as a Preferred Dividend Default shall continue, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series F Preferred Stock when they have the voting rights described above (voting separately as a class with all series of Parity Preferred upon which like voting rights have been conferred and are exercisable).  The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

(c)                                  So long as any shares of Series F Preferred Stock remain outstanding, the Company will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of the Series F Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), amend, alter or repeal the provisions of the Charter or these Articles Supplementary, whether by merger, consolidation or otherwise (an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series F Preferred Stock or the holders thereof; provided, however, that with respect to the occurrence of any Event set forth above, so long as the Series F Preferred Stock (or any equivalent class or series of stock issued by the surviving corporation in any merger or consolidation to which the Company became a party) remains outstanding with the terms thereof materially unchanged, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of the Series F Preferred Stock and provided, further that (i) any increase in the amount of the authorized Preferred Stock or the creation or issuance of any other series of Preferred Stock, or (ii) any increase in the amount of authorized shares of such series, in each case ranking on a parity with or junior to the Series F Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

(d)                                 The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series F Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

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(e)                                  Except as expressly stated in these Articles Supplementary, the Series F Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers and the consent of the holders thereof shall not be required for the taking of any corporate action, including but not limited to, any merger or consolidation involving the Company or a sale of all or substantially all of the assets of the Company, irrespective of the effect that such merger, consolidation or sale may have upon the rights, preferences or voting power of the holders of the Series F Preferred Stock.

8.                                       Conversion.  The holders of Series F Preferred Stock shall not have any rights to convert such shares into, or exchange such shares for, shares of any other class or series of stock or any other securities of, or interest in, the Company.

9.                                       Limit on Ownership of Series F Preferred Stock; Excess Preferred Shares.  Shares of Series F Preferred Stock shall be subject to the limitations on ownership and transfer set forth in Article NINTH of the Charter of the Company, including the applicable Limit (as defined in the Charter) and other provisions of Article NINTH of the Charter.  Subject to the authority of the Board of Directors set forth in said Article NINTH, the Limit applicable to shares of the Series F Preferred Stock shall be the number of shares of Series F Preferred Stock that is equal to 9.8% of the then outstanding shares of Series F Preferred Stock.

FOURTH:  The Series F Preferred Stock has been classified and designated by the Board of Directors of the Company under the authority contained in the Charter.

FIFTH:  These Articles Supplementary have been approved by the Board of Directors in a manner and by the vote required by law.

SIXTH:  The undersigned Chairman of the Board, President and Chief Executive Officer of the Company acknowledges these Articles Supplementary to be the corporate act of the Company and, as to all matters or facts required to be verified under oath, the undersigned Chairman of the Board, President and Chief Executive Officer of the Company acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

IN WITNESS WHEREOF, the Company has caused these Articles Supplementary to be executed under seal in its name and on its behalf by its Chairman of the Board, President and Chief Executive Officer and attested to by its Corporate Secretary on this 19th day of February, 2004.

ATTEST:	LTC PROPERTIES, INC.

/s/ Alex J. Chavez	By:	/s/ Andre C. Dimitriadis	(SEAL)
Name: Alex J. Chavez	Name: Andre C. Dimitriadis
Title: Corporate Secretary	Title:	Chairman of the Board, President and
Chief Executive Officer

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APPENDIX IV

LTC PROPERTIES, INC.

ARTICLES SUPPLEMENTARY CLASSIFYING
AN ADDITIONAL 2,640,000 SHARES OF
8% SERIES F CUMULATIVE PREFERRED STOCK

LTC Properties, Inc., a Maryland corporation (the “Corporation”), certifies to the Maryland State Department of Assessments and Taxation (the “Department”) that:

FIRST:  By Articles Supplementary filed with the Department on February 19, 2004 (the “February 19, 2004 Articles Supplementary”), the Corporation classified 4,000,000 shares of its authorized but unissued Preferred Stock, par value $.01 per share (“Preferred Stock”), as a separate series of Preferred Stock designated as “8% Series F Cumulative Preferred Stock” (the “Series F Preferred Stock”), and set the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption and other terms and conditions of such Series F Preferred Stock, all as set forth in the February 19, 2004 Articles Supplementary.

SECOND:  The Board of Directors of the Corporation (the “Board of Directors”), by unanimous written consent dated February 17, 2004, and a duly appointed committee of the Board of Directors (the “Preferred Stock Terms Committee”), by unanimous written consent dated February 18, 2004, pursuant to the authority conferred on the Preferred Stock Terms Committee by the Board of Directors, adopted resolutions which authorized the issuance of 4,000,000 shares of Series F Preferred Stock.

THIRD:  Pursuant to the authority expressly vested in the Board of Directors of the Corporation by Article SEVENTH of the Corporation’s Articles of Amendment and Restatement filed with the Department on August 3, 1992, as amended and supplemented (the “Charter”), and Section 2-105 of the Maryland General Corporation Law (“MGCL”), the Board of Directors, by unanimous written consent dated July 15, 2004, and the Preferred Stock Terms Committee, by unanimous written consent adopted on July 15, 2004, pursuant to the authority conferred on the Preferred Stock Terms Committee by the Board of Directors, adopted resolutions which classified 2,640,000 shares of authorized but unissued Preferred Stock as additional shares of Series F Preferred Stock, having the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption and other terms and conditions as set forth in the February 19, 2004 Articles Supplementary, and authorized the issuance of up to 2,640,000 of such additional Series F Preferred Stock.

FOURTH:  The additional 2,640,000 shares of Series F Preferred Stock have been classified and designated by the Board of Directors, and the Preferred Stock Terms Committee, under the authority contained in the Charter, such that the additional 2,640,000 shares of Series F Preferred Stock, combined with the 4,000,000 shares of Series F Preferred Stock classified in the February 19, 2004 Articles Supplementary, will comprise one and the same series of Preferred Stock of the Corporation.

FIFTH:  These Articles Supplementary have been approved by the Board of Directors, and the Preferred Stock Terms Committee, pursuant to the authority conferred upon the Preferred Stock Terms Committee by the Board of Directors, in the manner and by the vote required by law.  No stockholder of the Corporation has any voting rights with respect to these Articles Supplementary.

SIXTH:  The total number of shares of Preferred Stock that the Corporation has authority to issue is 15,000,000 shares.  Immediately prior to the adoption of the July 15, 2004 resolutions by the Preferred Stock Terms Committee, and the filing of these Articles Supplementary, the total number of shares of Preferred Stock of the Corporation classified as Series F Preferred Stock was 4,000,000 shares.  Immediately following the adoption of the July 15, 2004 resolutions by the Preferred Stock Terms Committee, and the filing of these Articles Supplementary, the total number of shares of Preferred Stock of the Corporation classified as Series F Preferred Stock is 6,640,000 shares.

SEVENTH:  The undersigned Chairman of the Board of Directors, President and Chief Executive Officer of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Chairman of the Board of Directors, President and Chief Executive Officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be executed under seal in its name and on its behalf by its Chairman of the Board, President and Chief Executive Officer and attested to by its Corporate Secretary on this 15th day of July, 2004.

ATTEST:	LTC PROPERTIES, INC.

/s/ Alex J. Chavez	By:	/s/ Andre C. Dimitriadis	(SEAL)
Name: Alex J. Chavez	Name: Andre C. Dimitriadis
Title: Corporate Secretary	Title:	Chairman of the Board, President and
Chief Executive Officer

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